Exhibit 4.30

Execution Version

Contract of Sale of Real Estate

Property: 539-545 Flinders Lane, Melbourne, Victoria

TP International Pty Ltd as trustee for the TP Hotel (Flinders) Trust

and

Hotel101 Melbourne Pty Ltd

Contract of sale of land	© Copyright August 2019

IMPORTANT NOTICE TO PURCHASERS – COOLING-OFF

Cooling-off period (Section 31 of the Sale of Land Act 1962)

You may end this contract within 3 clear business days of the day that you sign the contract if none of the exceptions listed below applies to you.

You must either give the vendor or the vendor’s agent written notice that you are ending the contract or leave the notice at the address of the vendor or the vendor’s agent to end this contract within this time in accordance with this cooling-off provision.

You are entitled to a refund of all the money you paid EXCEPT for $100 or 0.2% of the purchase price (whichever is more) if you end the contract in this way.

EXCEPTIONS: the 3-day cooling-off period does not apply if:

●  you bought the property at a publicly advertised auction or on the day on which the auction was held; or

●  you bought the land within 3 clear business days before a publicly advertised auction was to be held; or

●  you bought the land within 3 clear business days after a publicly advertised auction was held; or

●  the property is used primarily for industrial or commercial purposes; or

●  the property is more than 20 hectares in size and is used primarily for farming; or

●  you and the vendor previously signed a contract for the sale of the same land in substantially the same terms; or

●  you are an estate agent or a corporate body.

NOTICE TO PURCHASERS OF PROPERTY OFF-THE-PLAN

Off-the-plan sales (Section 9AA(1A) of the Sale of Land Act 1962)

You may negotiate with the vendor about the amount of the deposit moneys payable under the contract of sale, up to 10 per cent of the purchase price.

A substantial period of time may elapse between the day on which you sign the contract of sale and the day on which you become the registered proprietor of the lot.

The value of the lot may change between the day on which you sign the contract of sale of that lot and the day on which you become the registered proprietor.

Approval

This contract is approved as a standard form of contract under section 53A of the Estate Agents Act 1980 by the Law Institute of Victoria Limited. The Law Institute of Victoria Limited is authorised to approve this form under the Legal Profession Uniform Law Application Act 2014.

Copyright

This document is published by the Law Institute of Victoria Limited and the Real Estate Institute of Victoria Ltd and is copyright. It may only be reproduced in accordance with an agreement with the Law Institute of Victoria Limited and the Real Estate Institute of Victoria Ltd for each specific transaction that is authorised. Any person who has purchased a paper copy of this document may only copy it for the purpose of documenting a specific transaction for the sale of a particular property.

Disclaimer

This document is a precedent intended for users with the knowledge, skill and qualifications required to use the precedent to create a document suitable for the transaction.

Like all precedent documents it does not attempt and cannot attempt to include all relevant issues or include all aspects of law or changes to the law. Users should check for any updates including changes in the law and ensure that their particular facts and circumstances are appropriately incorporated into the document to achieve the intended use.

To the maximum extent permitted by law, the Law Institute of Victoria Limited and the Real Estate Institute of Victoria Ltd and their respective contractors and agents are not liable in any way for any loss or damage (including special, indirect or consequential loss and including loss of business profits), arising out of or in connection with this document or its use.

WARNING TO ESTATE AGENTS DO NOT USE THIS CONTRACT FOR SALES OF ‘OFF THE PLAN’ PROPERTIES UNLESS IT HAS BEEN PREPARED BY A LEGAL PRACTITIONER	© Copyright August 2019

Contract of sale of land

The vendor agrees to sell and the purchaser agrees to buy the property, being the land and the goods, for the price and on the terms set out in this contract.

The terms of this contract are contained in the –

●	particulars of sale; and

●	special conditions, if any; and

●	general conditions (which are in standard form: see general condition 6.1)

in that order of priority.

SIGNING OF THIS CONTRACT

warning: this is a legally binding contract. you should read this contract before signing it.

Purchasers should ensure that they have received a section 32 statement from the vendor before signing this contract. In this contract, “section 32 statement” means the statement required to be given by a vendor under section 32 of the Sale of Land Act 1962.

The authority of a person signing –

●	under power of attorney; or

●	as director of a corporation; or

●	as agent authorised in writing by one of the parties –

must be noted beneath the signature.

Any person whose signature is secured by an estate agent acknowledges being given by the agent at the time of signing a copy of the terms of this contract.

SIGNED BY THE PURCHASER: Refer to signing page

                                                                                                                             on              /               /20

Print name(s) of person(s) signing:

State nature of authority, if applicable:

~~This offer will lapse unless accepted within [       ] clear business days (3 clear business days if none specified)~~

~~In this contract, “business day” has the same meaning as in section 30 of the Sale of Land Act 1962~~

SIGNED BY THE VENDOR: Refer to signing page

                                                                                                                                                                          ~~on               /                  /20~~

~~Print name(s) of person(s) signing:~~

~~State nature of authority, if applicable:~~

The DAY OF SALE is the date by which both parties have signed this contract.

Signing Page

Executed by the Vendor as an agreement on:	20/01/2026

Executed by TP International Pty Ltd (ACN 612 712 384) as trustee for the TP Hotel (Flinders) Trust (ABN 76 924 192 249) in accordance with Section 127 of the Corporations Act 2001

/s/ Gareth Tze Xiang Lim	/s/ Ah Mee Wong
Signature of director	Signature of director/company secretary (Please delete as applicable)

Gareth Tze Xiang Lim	Ah Mee Wong
Name of director (print)	Name of director/company secretary (print)

Executed by the Purchaser as an agreement on:	19/01/2026

Executed by Executed by Hotel101 Melbourne Pty Ltd ACN 693 942 933 in accordance with Section 127 of the Corporations Act 2001

MATHEW SHANE ZAUNER	/s/ MATHEW SHANE ZAUNER
Full name of signatory	Signature of sole director of the company which does not have a company secretary

Table of Contents

Particulars of sale		1

General conditions		4

1.	ELECTRONIC SIGNATURE	4

2.	LIABILITY OF SIGNATORY	4

3.	GUARANTEE	4

4.	NOMINEE	4

5.	ENCUMBRANCES	5

6.	VENDOR WARRANTIES	5

7.	IDENTITY OF THE LAND	6

8.	SERVICES	6

9.	CONSENTS	6

10.	TRANSFER & DUTY	6

11.	RELEASE OF SECURITY INTEREST	6

12.	BUILDER WARRANTY INSURANCE	8

13.	GENERAL LAW LAND	8

14.	DEPOSIT	9

15.	DEPOSIT BOND	10

16.	BANK GUARANTEE	11

17.	SETTLEMENT	11

18.	ELECTRONIC SETTLEMENT	12

19.	GST	13

i

20.	LOAN	14

21.	BUILDING REPORT	14

22.	PEST REPORT	15

23.	ADJUSTMENTS	15

24.	FOREIGN RESIDENT CAPITAL GAINS WITHHOLDING	15

25.	GST WITHHOLDING	16

26.	TIME & CO OPERATION	18

27.	SERVICE	19

28.	NOTICES	19

29.	INSPECTION	19

30.	TERMS CONTRACT	20

31.	LOSS OR DAMAGE BEFORE SETTLEMENT	20

32.	BREACH	21

33.	INTEREST	21

34.	DEFAULT NOTICE	21

35.	DEFAULT NOT REMEDIED	21

Special Conditions		23

Annexure A Vendor’s Statement		58

Annexure B Not Used		59

Annexure C Going Concern Deed		60

Annexure D Index of Due Diligence Materials and RFI Responses		63

Annexure E Vendor Warranties		66

ii

Particulars of sale

Vendor’s estate agent

Name: CBRE

Address: Level 34, 8 Exhibition Street, Melbourne, Victoria 3000

Email: david.minty@cbre.com.au

Tel: 0422 564 199 Ref: David Minty

Vendor

Name: TP International Pty Ltd as trustee for the TP Hotel (Flinders) Trust

Address: 40 Bramley Crescent, Wheelers Hill VIC 3150

ACN/ABN: ACN 612 712 384 / ABN 76 924 192 249

Vendor’s legal practitioner or conveyancer

Name: HWLE Lawyers

Address: Level 8, 447 Collins Street, Melbourne VIC 3000

Email: mpowell@hwle.com.au and cclifton@hwle.com.au

Tel: (03) 8644 3642                Mob:                                      Fax: 1300 365 323         Ref: MP:CC:1080068

Purchaser’s estate agent

Name: Not applicable

Address:

Email:

Tel:                                     Mob:                                     Fax:                                     Ref:

Purchaser

Name: Hotel101 Melbourne Pty Ltd

Address: 5 Attadale Court, Elanora, QLD 4221

ACN: 693 942 933

Purchaser’s legal practitioner or conveyancer

Name: Clayton Utz

Address: Level 18, 333 Collins Street, Melbourne VIC 3000 Australia

Email: hseetoh@claytonutz.com and jmartin@claytonutz.com

Tel: (03) 9286 6000 |   Ref: 19313/22647/81048779

Land (general conditions 7 and 13)

The land is described in the table below –

Certificate of Title reference		being lots	on plan
Volume 11654	Folio 032	1 and 2	Title Plan 161650U

The land includes all improvements and fixtures present on that land as at the Day of Sale and which are owned by the Vendor and remain on that land at Settlement.

Property address

The address of the land is: 539-545 Flinders Lane, Melbourne, Victoria, 3000

Goods sold with the land (general condition 6.3(f)) (list or attach schedule)

All fixtures and fittings present on the Land as at the Day of Sale and which are owned by the Vendor and remain on the Land at Settlement

Payment

Price	$30,000,000

Deposit	$3,000,000 payable on or before the Deposit Payment Date

Balance	$27,000,000 payable in accordance with Special Condition 34.

~~Deposit bond~~

~~☐ General condition 15 applies only if the box is checked~~

~~Bank guarantee~~

~~☐ General condition 16 applies only if the box is checked~~

GST ~~(general condition 19)~~

See Special Condition 26.

~~Subject to general condition 19.2, the price includes GST (if any), unless the next box is checked~~

~~☐       GST (if any) must be paid in addition to the price if the box is checked~~

~~☐      This sale is a sale of land on which a ‘farming business’ is carried on which the parties consider meets the requirements of section 38-480 of the GST Act if the box is checked~~

~~☐       This sale is a sale of a ‘going concern’ if the box is checked~~

~~☐       The margin scheme will be used to calculate GST if the box is checked~~

Settlement (general conditions 17 & 26.2)

is, subject to Special Condition 13, due on the date that is 36 months after the Deposit Payment Date (or such earlier date in accordance with Special Condition 9.2) ~~unless the land is a lot on an unregistered plan of subdivision, in which case settlement is due on the later of:~~

~~●       the above date; and~~

~~●       the 14th day after the vendor gives notice in writing to the purchaser of registration of the plan of subdivision.~~

Lease (general condition 5.1)

☒	At settlement the purchaser is entitled to vacant possession of the property unless the box is checked, in which case the property is sold subject to:

Development Lease between (together with another party) the Vendor (as lessor) and Hotel101 Melbourne Development Pty Ltd ACN 693 939 632 (as lessee) in respect of the Property and entered into on or around the Day of Sale.

~~(*only one of the boxes below should be checked after carefully reading any applicable lease or tenancy document)~~

~~☐      a lease for a term ending on .......... / .......... /20.......... with [..........] options to renew, each of [..........] years~~

~~OR~~

~~☐       a residential tenancy for a fixed term ending on .......... / .......... /20..........~~

~~OR~~

~~☐       a periodic tenancy determinable by notice~~

~~Terms contract (general condition 30)~~

~~☐       This contract is intended to be a terms contract within the meaning of the Sale of Land Act 1962 if the box is checked. (Reference should be made to general condition 30 and any further applicable provisions should be added as special conditions)~~

~~Loan (general condition 20)~~

~~☐       This contract is subject to a loan being approved and the following details apply if the box is checked:~~

~~Lender: ...........~~

~~(or another lender chosen by the purchaser)~~

~~Loan amount: no more than $ .......... Approval date: .......... / .......... /20..........~~

~~Building report~~

~~☐       General condition 21 applies only if the box is checked~~

~~Pest report~~

~~☐       General condition 22 applies only if the box is checked~~

Encumbrances

The Property is sold subject to the following encumbrances:

(a)	registered and unregistered restrictions, easements, and covenants (but not including any caveat, mortgage, charge, lien or other security interest) which in all cases exist as at the Day of Sale and are fairly disclosed in the Due Diligence Materials, the Vendor’s Statement and this Contract;

(b)	interests referred to in General Condition 5;

(c)	encumbrances created by section 98 of the Transfer of Land Act 1958 (Vic) and section 24 the Subdivision Act 1988 (Vic);

(d)	the matters referred to in section 42(2) of the Transfer of Land Act 1958 (Vic);

(e)	unregistered easements in relation to pipes, connections or structures of service supply authorities or others which may not have been disclosed to the Vendor and which may not be apparent from inspection of the Property; and

(f)	any encumbrances shown or entered on Plan of Subdivision TP161650U,

(together the “Encumbrances”).

General conditions

Contract signing

1.	ELECTRONIC SIGNATURE

1.1	In this general condition “electronic signature” means a digital signature or a visual representation of a person’s handwritten signature or mark which is placed on a physical or electronic copy of this contract by electronic or mechanical means, and “electronically signed” has a corresponding meaning.

1.2	The parties consent to this contract being signed by or on behalf of a party by an electronic signature.

1.3	Where this contract is electronically signed by or on behalf of a party, the party warrants and agrees that the electronic signature has been used to identify the person signing and to indicate that the party intends to be bound by the electronic signature.

1.4	This contract may be electronically signed in any number of counterparts which together will constitute the one document.

1.5	Each party consents to the exchange of counterparts of this contract by delivery by email or such other electronic means as may be agreed in writing.

1.6	Each party must upon request promptly deliver a physical counterpart of this contract with the handwritten signature or signatures of the party and all written evidence of the authority of a person signing on their behalf, but a failure to comply with the request does not affect the validity of this contract.

2.	LIABILITY OF SIGNATORY

Any signatory for a proprietary limited company purchaser is personally liable for the due performance of the purchaser’s obligations as if the signatory were the purchaser in the case of a default by a proprietary limited company purchaser.

3.	GUARANTEE

The vendor may require one or more directors of the purchaser to guarantee the purchaser’s performance of this contract if the purchaser is a proprietary limited company.

4.	NOMINEE

The purchaser may no later than 14 days before the due date for settlement nominate a substitute or additional person to take a transfer of the land, but the named purchaser remains personally liable for the due performance of all the purchaser’s obligations under this contract.

Title

5.	ENCUMBRANCES

5.1	The purchaser buys the property subject to:

(a)	any encumbrance shown in the section 32 statement other than mortgages or caveats; and

(b)	any reservations, exceptions and conditions in the crown grant; and

(c)	any lease or tenancy referred to in the particulars of sale.

5.2	The purchaser indemnifies the vendor against all obligations under any lease or tenancy that are to be performed by the landlord after settlement.

6.	VENDOR WARRANTIES

6.1	The vendor warrants that these general conditions 1 to 35 are identical to the general conditions 1 to 35 in the form of contract of sale of land published by the Law Institute of Victoria Limited and the Real Estate Institute of Victoria Ltd in the month and year set out at the foot of this page.

6.2	The warranties in general conditions 6.3 and 6.4 replace the purchaser’s right to make requisitions and inquiries.

6.3	The vendor warrants that the vendor:

(a)	has, or by the due date for settlement will have, the right to sell the land; and

(b)	is under no legal disability; and

(c)	is in possession of the land, either personally or through a tenant; and

(d)	has not previously sold or granted any option to purchase, agreed to a lease or granted a pre-emptive right which is current over the land and which gives another party rights which have priority over the interest of the purchaser; and

(e)	will at settlement be the holder of an unencumbered estate in fee simple in the land; and

(f)	will at settlement be the unencumbered owner of any improvements, fixtures, fittings and goods sold with the land.

6.4	The vendor further warrants that the vendor has no knowledge of any of the following:

(a)	public rights of way over the land;

(b)	easements over the land;

(c)	lease or other possessory agreement affecting the land;

(d)	notice or order directly and currently affecting the land which will not be dealt with at settlement, other than the usual rate notices and any land tax notices;

(e)	legal proceedings which would render the sale of the land void or voidable or capable of being set aside.

6.5	The warranties in general conditions 6.3 and 6.4 are subject to any contrary provisions in this contract and disclosures in the section 32 statement.

6.6	If sections 137B and 137C of the Building Act 1993 apply to this contract, the vendor warrants that:

(a)	all domestic building work carried out in relation to the construction by or on behalf of the vendor of the home was carried out in a proper and workmanlike manner; and

(b)	all materials used in that domestic building work were good and suitable for the purpose for which they were used and that, unless otherwise stated in the contract, those materials were new; and

(c)	domestic building work was carried out in accordance with all laws and legal requirements, including, without limiting the generality of this warranty, the Building Act 1993 and regulations made under the Building Act 1993.

6.7	Words and phrases used in general condition 6.6 which are defined in the Building Act 1993 have the same meaning in general condition 6.6.

7.	IDENTITY OF THE LAND

7.1	An omission or mistake in the description of the property or any deficiency in the area, description or measurements of the land does not invalidate the sale.

7.2	The purchaser may not:

(a)	make any objection or claim for compensation for any alleged misdescription of the property or any deficiency in its area or measurements; or

(b)	require the vendor to amend title or pay any cost of amending title.

8.	SERVICES

8.1	The vendor does not represent that the services are adequate for the purchaser’s proposed use of the property and the vendor advises the purchaser to make appropriate inquiries. The condition of the services may change between the day of sale and settlement and the vendor does not promise that the services will be in the same condition at settlement as they were on the day of sale.

8.2	The purchaser is responsible for the connection of all services to the property after settlement and the payment of any associated cost.

9.	CONSENTS

The vendor must obtain any necessary consent or licence required for the vendor to sell the property. The contract will be at an end and all money paid must be refunded if any necessary consent or licence is not obtained by settlement.

10.	TRANSFER & DUTY

10.1	The purchaser must prepare and deliver to the vendor at least 7 days before the due date for settlement any paper transfer of land document which is necessary for this transaction. The delivery of the transfer of land document is not acceptance of title.

10.2	The vendor must promptly initiate the Duties on Line or other form required by the State Revenue Office in respect of this transaction, and both parties must co-operate to complete it as soon as practicable.

11.	RELEASE OF SECURITY INTEREST

11.1	This general condition applies if any part of the property is subject to a security interest to which the Personal Property Securities Act 2009 (Cth) applies.

11.2	For the purposes of enabling the purchaser to search the Personal Property Securities Register for any security interests affecting any personal property for which the purchaser may be entitled to a release, statement, approval or correction in accordance with general condition 11.4, the purchaser may request the vendor to provide the vendor’s date of birth to the purchaser. The vendor must comply with a request made by the purchaser under this condition if the purchaser makes the request at least 21 days before the due date for settlement.

11.3	If the purchaser is given the details of the vendor’s date of birth under general condition 11.2, the purchaser must

(a)	only use the vendor’s date of birth for the purposes specified in general condition 11.2; and

(b)	keep the date of birth of the vendor secure and confidential.

11.4	The vendor must ensure that at or before settlement, the purchaser receives—

(a)	a release from the secured party releasing the property from the security interest; or

(b)	a statement in writing in accordance with section 275(1)(b) of the Personal Property Securities Act 2009 (Cth) setting out that the amount or obligation that is secured is nil at settlement; or

(c)	a written approval or correction in accordance with section 275(1)(c) of the Personal Property Securities Act 2009 (Cth) indicating that, on settlement, the personal property included in the contract is not or will not be property in which the security interest is granted.

11.5	Subject to general condition 11.6, the vendor is not obliged to ensure that the purchaser receives a release, statement, approval or correction in respect of personal property—

(a)	that—

(i)	the purchaser intends to use predominantly for personal, domestic or household purposes; and

(ii)	has a market value of not more than $5000 or, if a greater amount has been prescribed for the purposes of section 47(1) of the Personal Property Securities Act 2009 (Cth), not more than that prescribed amount; or

(b)	that is sold in the ordinary course of the vendor’s business of selling personal property of that kind.

11.6	The vendor is obliged to ensure that the purchaser receives a release, statement, approval or correction in respect of personal property described in general condition 11.5 if—

(a)	the personal property is of a kind that may or must be described by serial number in the Personal Property Securities Register; or

(b)	the purchaser has actual or constructive knowledge that the sale constitutes a breach of the security agreement that provides for the security interest.

11.7	A release for the purposes of general condition 11.4(a) must be in writing.

11.8	A release for the purposes of general condition 11.4(a) must be effective in releasing the goods from the security interest and be in a form which allows the purchaser to take title to the goods free of that security interest.

11.9	If the purchaser receives a release under general condition 11.4(a) the purchaser must provide the vendor with a copy of the release at or as soon as practicable after settlement.

11.10	In addition to ensuring that a release is received under general condition 11.4(a), the vendor must ensure that at or before settlement the purchaser receives a written undertaking from a secured party to register a financing change statement to reflect that release if the property being released includes goods of a kind that are described by serial number in the Personal Property Securities Register.

11.11	The purchaser must advise the vendor of any security interest that is registered on or before the day of sale on the Personal Property Securities Register, which the purchaser reasonably requires to be released, at least 21 days before the due date for settlement.

11.12	The vendor may delay settlement until 21 days after the purchaser advises the vendor of the security interests that the purchaser reasonably requires to be released if the purchaser does not provide an advice under general condition 11.11.

11.13	If settlement is delayed under general condition 11.12 the purchaser must pay the vendor—

(a)	interest from the due date for settlement until the date on which settlement occurs or 21 days after the vendor receives the advice, whichever is the earlier; and

(b)	any reasonable costs incurred by the vendor as a result of the delay—

as though the purchaser was in default.

11.14	The vendor is not required to ensure that the purchaser receives a release in respect of the land. This general condition 11.14 applies despite general condition 11.1.

11.15	Words and phrases which are defined in the Personal Property Securities Act 2009 (Cth) have the same meaning in general condition 11 unless the context requires otherwise.

12.	BUILDER WARRANTY INSURANCE

The vendor warrants that the vendor will provide at settlement details of any current builder warranty insurance in the vendor’s possession relating to the property if requested in writing to do so at least 21 days before settlement.

13.	GENERAL LAW LAND

13.1	The vendor must complete a conversion of title in accordance with section 14 of the Transfer of Land Act 1958 before settlement if the land is the subject of a provisional folio under section 223 of that Act.

13.2	The remaining provisions of this general condition 13 only apply if any part of the land is not under the operation of the Transfer of Land Act 1958.

13.3	The vendor is taken to be the holder of an unencumbered estate in fee simple in the land if there is an unbroken chain of title starting at least 30 years before the day of sale proving on the face of the documents the ownership of the entire legal and equitable estate without the aid of other evidence.

13.4	The purchaser is entitled to inspect the vendor’s chain of title on request at such place in Victoria as the vendor nominates.

13.5	The purchaser is taken to have accepted the vendor’s title if:

(a)	21 days have elapsed since the day of sale; and

(b)	the purchaser has not reasonably objected to the title or reasonably required the vendor to remedy a defect in the title.

13.6	The contract will be at an end if:

(a)	the vendor gives the purchaser a notice that the vendor is unable or unwilling to satisfy the purchaser’s objection or requirement and that the contract will end if the objection or requirement is not withdrawn within 14 days of the giving of the notice; and

(b)	the objection or requirement is not withdrawn in that time.

13.7	If the contract ends in accordance with general condition 13.6, the deposit must be returned to the purchaser and neither party has a claim against the other in damages.

13.8	General condition 17.1 [settlement] should be read as if the reference to ‘registered proprietor’ is a reference to ‘owner’ in respect of that part of the land which is not under the operation of the Transfer of Land Act 1958.

Money

14.	DEPOSIT

14.1	The purchaser must pay the deposit:

(a)	to the vendor’s licensed estate agent; or

(b)	if there is no estate agent, to the vendor’s legal practitioner or conveyancer; or

(c)	if the vendor directs, into a special purpose account in an authorised deposit-taking institution in Victoria specified by the vendor in the joint names of the purchaser and the vendor.

14.2	If the land sold is a lot on an unregistered plan of subdivision, the deposit:

(a)	must not exceed 10% of the price; and

(b)	must be paid to the vendor’s estate agent, legal practitioner or conveyancer and held by the estate agent, legal practitioner or conveyancer on trust for the purchaser until the registration of the plan of subdivision.

14.3	The deposit must be released to the vendor if:

(a)	the vendor provides particulars, to the satisfaction of the purchaser, that either-

(i)	there are no debts secured against the property; or

(ii)	if there are any debts, the total amount of those debts together with any amounts to be withheld in accordance with general conditions 24 and 25 does not exceed 80% of the sale price; and

(b)	at least 28 days have elapsed since the particulars were given to the purchaser under paragraph (a); and

(c)	all conditions of section 27 of the Sale of Land Act 1962 have been satisfied.

14.4	The stakeholder must pay the deposit and any interest to the party entitled when the deposit is released, the contract is settled, or the contract is ended.

14.5	The stakeholder may pay the deposit and any interest into court if it is reasonable to do so.

14.6	Where the purchaser is deemed by section 27(7) of the Sale of Land Act 1962 to have given the deposit release authorisation referred to in section 27(1), the purchaser is also deemed to have accepted title in the absence of any prior express objection to title.

14.7	Payment of the deposit may be made or tendered:

(a)	in cash up to $1,000 or 0.2% of the price, whichever is greater; or

(b)	by cheque drawn on an authorised deposit-taking institution; or

(c)	by electronic funds transfer to a recipient having the appropriate facilities for receipt.

However, unless otherwise agreed:

(d)	payment may not be made by credit card, debit card or any other financial transfer system that allows for any chargeback or funds reversal other than for fraud or mistaken payment, and

(e)	any financial transfer or similar fees or deductions from the funds transferred, other than any fees charged by the recipient’s authorised deposit-taking institution, must be paid by the remitter.

14.8	Payment by electronic funds transfer is made when cleared funds are received in the recipient’s bank account.

14.9	Before the funds are electronically transferred the intended recipient must be notified in writing and given sufficient particulars to readily identify the relevant transaction.

14.10	As soon as the funds have been electronically transferred the intended recipient must be provided with the relevant transaction number or reference details.

14.11	For the purpose of this general condition ‘authorised deposit-taking institution’ means a body corporate for which an authority under section 9(3) of the Banking Act 1959 (Cth) is in force.

15.	DEPOSIT BOND

15.1	This general condition only applies if the applicable box in the particulars of sale is checked.

15.2	In this general condition “deposit bond” means an irrevocable undertaking to pay on demand an amount equal to the deposit or any unpaid part of the deposit. The issuer and the form of the deposit bond must be satisfactory to the vendor. The deposit bond must have an expiry date at least 45 days after the due date for settlement.

15.3	The purchaser may deliver a deposit bond to the vendor’s estate agent, legal practitioner or conveyancer within 7 days after the day of sale.

15.4	The purchaser may at least 45 days before a current deposit bond expires deliver a replacement deposit bond on the same terms and conditions.

15.5	Where a deposit bond is delivered, the purchaser must pay the deposit to the vendor’s legal practitioner or conveyancer on the first to occur of:

(a)	settlement;

(b)	the date that is 45 days before the deposit bond or any replacement deposit bond expires;

(c)	the date on which this contract ends in accordance with general condition 35.2 [default not remedied] following breach by the purchaser; and

(d)	the date on which the vendor ends this contract by accepting repudiation of it by the purchaser.

15.6	The vendor may claim on the deposit bond without prior notice if the purchaser defaults under this contract or repudiates this contract and the contract is ended. The amount paid by the issuer satisfies the obligations of the purchaser under general condition 15.5 to the extent of the payment.

15.7	Nothing in this general condition limits the rights of the vendor if the purchaser defaults under this contract or repudiates this contract, except as provided in general condition 15.6.

15.8	This general condition is subject to general condition 14.2 [deposit].

16.	BANK GUARANTEE

16.1	This general condition only applies if the applicable box in the particulars of sale is checked.

16.2	In this general condition:

(a)	“bank guarantee” means an unconditional and irrevocable guarantee or undertaking by a bank in a form satisfactory to the vendor to pay on demand any amount under this contract agreed in writing, and

(b)	“bank” means an authorised deposit-taking institution under the Banking Act 1959 (Cth).

16.3	The purchaser may deliver a bank guarantee to the vendor’s legal practitioner or conveyancer.

16.4	The purchaser must pay the amount secured by the bank guarantee to the vendor’s legal practitioner or conveyancer on the first to occur of:

(a)	settlement;

(b)	the date that is 45 days before the bank guarantee expires;

(c)	the date on which this contract ends in accordance with general condition 35.2 [default not remedied] following breach by the purchaser; and

(d)	the date on which the vendor ends this contract by accepting repudiation of it by the purchaser.

16.5	The vendor must return the bank guarantee document to the purchaser when the purchaser pays the amount secured by the bank guarantee in accordance with general condition 16.4.

16.6	The vendor may claim on the bank guarantee without prior notice if the purchaser defaults under this contract or repudiates this contract and the contract is ended. The amount paid by the bank satisfies the obligations of the purchaser under general condition 16.4 to the extent of the payment.

16.7	Nothing in this general condition limits the rights of the vendor if the purchaser defaults under this contract or repudiates this contract except as provided in general condition 16.6.

16.8	This general condition is subject to general condition 14.2 [deposit].

17.	SETTLEMENT

17.1	At settlement:

(a)	the purchaser must pay the balance; and

(b)	the vendor must:

(i)	do all things necessary to enable the purchaser to become the registered proprietor of the land; and

(ii)	give either vacant possession or receipt of rents and profits in accordance with the particulars of sale.

17.2	Settlement must be conducted between the hours of 10.00 am and 4.00 pm unless the parties agree otherwise.

17.3	The purchaser must pay all money other than the deposit in accordance with a written direction of the vendor or the vendor’s legal practitioner or conveyancer.

18.	ELECTRONIC SETTLEMENT

18.1	Settlement and lodgement of the instruments necessary to record the purchaser as registered proprietor of the land will be conducted electronically in accordance with the Electronic Conveyancing National Law. This general condition 18 has priority over any other provision of this contract to the extent of any inconsistency.

18.2	A party must immediately give written notice if that party reasonably believes that settlement and lodgement can no longer be conducted electronically. General condition 18 ceases to apply from when such a notice is given.

18.3	Each party must:

(a)	be, or engage a representative who is, a subscriber for the purposes of the Electronic Conveyancing National Law,

(b)	ensure that all other persons for whom that party is responsible and who are associated with this transaction are, or engage, a subscriber for the purposes of the Electronic Conveyancing National Law, and

(c)	conduct the transaction in accordance with the Electronic Conveyancing National Law.

18.4	The vendor must open the electronic workspace (“workspace”) as soon as reasonably practicable and nominate a date and time for settlement. The inclusion of a specific date and time for settlement in a workspace is not of itself a promise to settle on that date or at that time. The workspace is an electronic address for the service of notices and for written communications for the purposes of any electronic transactions legislation.

18.5	This general condition 18.5 applies if there is more than one electronic lodgement network operator in respect of the transaction. In this general condition 18.5 “the transaction” means this sale and purchase and any associated transaction involving any of the same subscribers.

To the extent that any interoperability rules governing the relationship between electronic lodgement network operators do not provide otherwise:

(a)	the electronic lodgement network operator to conduct all the financial and lodgement aspects of the transaction after the workspace locks must be one which is willing and able to conduct such aspects of the transaction in accordance with the instructions of all the subscribers in the workspaces of all the electronic lodgement network operators after the workspace locks;

(b)	if two or more electronic lodgement network operators meet that description, one may be selected by purchaser’s incoming mortgagee having the highest priority but if there is no mortgagee of the purchaser, the vendor must make the selection.

18.6	Settlement occurs when the workspace records that:

(a)	there has been an exchange of funds or value between the exchange settlement account or accounts in the Reserve Bank of Australia of the relevant financial institutions or their financial settlement agents in accordance with the instructions of the parties; or

(b)	if there is no exchange of funds or value, the documents necessary to enable the purchaser to become registered proprietor of the land have been accepted for electronic lodgement.

18.7	The parties must do everything reasonably necessary to effect settlement:

(a)	electronically on the next business day, or

(b)	at the option of either party, otherwise than electronically as soon as possible –

if, after the locking of the workspace at the nominated settlement time, settlement in accordance with general condition 18.6 has not occurred by 4.00 pm, or 6.00 pm if the nominated time for settlement is after 4.00 pm.

18.8	Each party must do everything reasonably necessary to assist the other party to trace and identify the recipient of any missing or mistaken payment and to recover the missing or mistaken payment.

18.9	The vendor must before settlement:

(a)	deliver any keys, security devices and codes (“keys”) to the estate agent named in the contract,

(b)	direct the estate agent to give the keys to the purchaser or the purchaser’s nominee on notification of settlement by the vendor, the vendor’s subscriber or the electronic lodgement network operator;

(c)	deliver all other physical documents and items (other than the goods sold by the contract) to which the purchaser is entitled at settlement, and any keys if not delivered to the estate agent, to the vendor’s subscriber or, if there is no vendor’s subscriber, confirm in writing to the purchaser that the vendor holds those documents, items and keys at the vendor’s address set out in the contract, and give, or direct its subscriber to give, all those documents and items and any such keys to the purchaser or the purchaser’s nominee on notification by the electronic lodgement network operator of settlement.

19.	GST

19.1	The purchaser does not have to pay the vendor any amount in respect of GST in addition to the price if the particulars of sale specify that the price includes GST (if any).

19.2	The purchaser must pay to the vendor any GST payable by the vendor in respect of a taxable supply made under this contract in addition to the price if:

(a)	the particulars of sale specify that GST (if any) must be paid in addition to the price; or

(b)	GST is payable solely as a result of any action taken or intended to be taken by the purchaser after the day of sale, including a change of use; or

(c)	the particulars of sale specify that the supply made under this contract is of land on which a ‘farming business’ is carried on and the supply (or part of it) does not satisfy the requirements of section 38-480 of the GST Act; or

(d)	the particulars of sale specify that the supply made under this contract is of a going concern and the supply (or a part of it) does not satisfy the requirements of section 38-325 of the GST Act.

19.3	The purchaser is not obliged to pay any GST under this contract until a tax invoice has been given to the purchaser.

19.4	If the particulars of sale specify that the supply made under this contract is of land on which a ‘farming business’ is carried on:

(a)	the vendor warrants that the property is land on which a farming business has been carried on for the period of 5 years preceding the date of supply; and

(b)	the purchaser warrants that the purchaser intends that a farming business will be carried on after settlement on the property.

19.5	If the particulars of sale specify that the supply made under this contract is a ‘going concern’:

(a)	the parties agree that this contract is for the supply of a going concern; and

(b)	the purchaser warrants that the purchaser is, or prior to settlement will be, registered for GST; and

(c)	the vendor warrants that the vendor will carry on the going concern until the date of supply.

19.6	If the particulars of sale specify that the supply made under this contract is a ‘margin scheme’ supply, the parties agree that the margin scheme applies to this contract.

19.7	In this general condition:

(a)	‘GST Act’ means A New Tax System (Goods and Services Tax) Act 1999 (Cth); and

(b)	‘GST’ includes penalties and interest.

20.	LOAN

20.1	If the particulars of sale specify that this contract is subject to a loan being approved, this contract is subject to the lender approving the loan on the security of the property by the approval date or any later date allowed by the vendor.

20.2	The purchaser may end the contract if the loan is not approved by the approval date, but only if the purchaser:

(a)	immediately applied for the loan; and

(b)	did everything reasonably required to obtain approval of the loan; and

(c)	serves written notice ending the contract, together with written evidence of rejection or non-approval of the loan, on the vendor within 2 clear business days after the approval date or any later date allowed by the vendor; and

(d)	is not in default under any other condition of this contract when the notice is given.

20.3	All money must be immediately refunded to the purchaser if the contract is ended.

21.	BUILDING REPORT

21.1	This general condition only applies if the applicable box in the particulars of sale is checked.

21.2	The purchaser may end this contract within 14 days from the day of sale if the purchaser:

(a)	obtains a written report from a registered building practitioner or architect which discloses a current defect in a structure on the land and designates it as a major building defect;

(b)	gives the vendor a copy of the report and a written notice ending this contract; and

(c)	is not then in default.

21.3	All money paid must be immediately refunded to the purchaser if the contract ends in accordance with this general condition.

21.4	A notice under this general condition may be served on the vendor’s legal practitioner, conveyancer or estate agent even if the estate agent’s authority has formally expired at the time of service.

21.5	The registered building practitioner may inspect the property at any reasonable time for the purpose of preparing the report.

22.	PEST REPORT

22.1	This general condition only applies if the applicable box in the particulars of sale is checked.

22.2	The purchaser may end this contract within 14 days from the day of sale if the purchaser:

(a)	obtains a written report from a pest control operator licensed under Victorian law which discloses a current pest infestation on the land and designates it as a major infestation affecting the structure of a building on the land;

(b)	gives the vendor a copy of the report and a written notice ending this contract; and

(c)	is not then in default.

22.3	All money paid must be immediately refunded to the purchaser if the contract ends in accordance with this general condition.

22.4	A notice under this general condition may be served on the vendor’s legal practitioner, conveyancer or estate agent even if the estate agent’s authority has formally expired at the time of service.

22.5	The pest control operator may inspect the property at any reasonable time for the purpose of preparing the report.

23.	ADJUSTMENTS

23.1	All periodic outgoings payable by the vendor, and any rent and other income received in respect of the property must be apportioned between the parties on the settlement date and any adjustments paid and received as appropriate.

23.2	The periodic outgoings and rent and other income must be apportioned on the following basis:

(a)	the vendor is liable for the periodic outgoings and entitled to the rent and other income up to and including the day of settlement; and

(b)	the land is treated as the only land of which the vendor is owner (as defined in the Land Tax Act 2005); and

(c)	the vendor is taken to own the land as a resident Australian beneficial owner; and

(d)	any personal statutory benefit available to each party is disregarded in calculating apportionment.

23.3	The purchaser must provide copies of all certificates and other information used to calculate the adjustments under general condition 23, if requested by the vendor.

24.	FOREIGN RESIDENT CAPITAL GAINS WITHHOLDING

24.1	Words defined or used in Subdivision 14-D of Schedule 1 to the Taxation Administration Act 1953 (Cth) have the same meaning in this general condition unless the context requires otherwise.

24.2	Every vendor under this contract is a foreign resident for the purposes of this general condition unless the vendor gives the purchaser a clearance certificate issued by the Commissioner under section 14-220 (1) of Schedule 1 to the Taxation Administration Act 1953 (Cth). The specified period in the clearance certificate must include the actual date of settlement.

24.3	The remaining provisions of this general condition 24 only apply if the purchaser is required to pay the Commissioner an amount in accordance with section 14-200(3) or section 14-235 of Schedule 1 to the Taxation Administration Act 1953 (Cth) (“the amount”) because one or more of the vendors is a foreign resident, the property has or will have a market value not less than the amount set out in section 14-215 of the legislation just after the transaction, and the transaction is not excluded under section 14-215(1) of the legislation.

24.4	The amount is to be deducted from the vendor’s entitlement to the contract consideration. The vendor must pay to the purchaser at settlement such part of the amount as is represented by non-monetary consideration.

24.5	The purchaser must:

(a)	engage a legal practitioner or conveyancer (“representative”) to conduct all the legal aspects of settlement, including the performance of the purchaser’s obligations under the legislation and this general condition; and

(b)	ensure that the representative does so.

24.6	The terms of the representative’s engagement are taken to include instructions to have regard to the vendor’s interests and instructions that the representative must:

(a)	pay, or ensure payment of, the amount to the Commissioner in the manner required by the Commissioner and as soon as reasonably and practicably possible, from moneys under the control or direction of the representative in accordance with this general condition if the sale of the property settles;

(b)	promptly provide the vendor with proof of payment; and

(c)	otherwise comply, or ensure compliance, with this general condition;

despite:

(d)	any contrary instructions, other than from both the purchaser and the vendor; and

(e)	any other provision in this contract to the contrary.

24.7	The representative is taken to have complied with the requirements of general condition 24.6 if:

(a)	the settlement is conducted through an electronic lodgement network; and

(b)	the amount is included in the settlement statement requiring payment to the Commissioner in respect of this transaction.

24.8	Any clearance certificate or document evidencing variation of the amount in accordance with section 14-235(2) of Schedule 1 to the Taxation Administration Act 1953 (Cth) must be given to the purchaser at least 5 business days before the due date for settlement.

24.9	The vendor must provide the purchaser with such information as the purchaser requires to comply with the purchaser’s obligation to pay the amount in accordance with section 14-200 of Schedule 1 to the Taxation Administration Act 1953 (Cth). The information must be provided within 5 business days of request by the purchaser. The vendor warrants that the information the vendor provides is true and correct.

24.10	The purchaser is responsible for any penalties or interest payable to the Commissioner on account of late payment of the amount.

25.	GST WITHHOLDING

25.1	Words and expressions defined or used in Subdivision 14-E of Schedule 1 to the Taxation Administration Act 1953 (Cth) or in A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the same meaning in this general condition unless the context requires otherwise. Words and expressions first used in this general condition and shown in italics and marked with an asterisk are defined or described in at least one of those Acts.

25.2	The purchaser must notify the vendor in writing of the name of the recipient of the *supply for the purposes of section 14-255 of Schedule 1 to the Taxation Administration Act 1953 (Cth) at least 21 days before the due date for settlement unless the recipient is the purchaser named in the contract.

25.3	The vendor must at least 14 days before the due date for settlement provide the purchaser and any person nominated by the purchaser under general condition 4 with a GST withholding notice in accordance with section 14-255 of Schedule 1 to the Taxation Administration Act 1953 (Cth), and must provide all information required by the purchaser or any person so nominated to confirm the accuracy of the notice.

25.4	The remaining provisions of this general condition 25 apply if the purchaser is or may be required to pay the Commissioner an *amount in accordance with section 14-250 of Schedule 1 to the Taxation Administration Act 1953 (Cth) because the property is *new residential premises or *potential residential land in either case falling within the parameters of that section, and also if the sale attracts the operation of section 14-255 of the legislation. Nothing in this general condition 25 is to be taken as relieving the vendor from compliance with section 14-255.

25.5	The amount is to be deducted from the vendor’s entitlement to the contract *consideration and is then taken to be paid to the vendor, whether or not the vendor provides the purchaser with a GST withholding notice in accordance with section 14-255 of Schedule 1 to the Taxation Administration Act 1953 (Cth). The vendor must pay to the purchaser at settlement such part of the amount as is represented by non-monetary consideration.

25.6	The purchaser must:

(a)	engage a legal practitioner or conveyancer (“representative”) to conduct all the legal aspects of settlement, including the performance of the purchaser’s obligations under the legislation and this general condition; and

(b)	ensure that the representative does so.

25.7	The terms of the representative’s engagement are taken to include instructions to have regard to the vendor’s interests relating to the payment of the amount to the Commissioner and instructions that the representative must:

(a)	pay, or ensure payment of, the amount to the Commissioner in the manner required by the Commissioner and as soon as reasonably and practicably possible, from moneys under the control or direction of the representative in accordance with this general condition on settlement of the sale of the property;

(b)	promptly provide the vendor with evidence of payment, including any notification or other document provided by the purchaser to the Commissioner relating to payment; and

(c)	otherwise comply, or ensure compliance, with this general condition;

despite:

(d)	any contrary instructions, other than from both the purchaser and the vendor; and

(e)	any other provision in this contract to the contrary.

25.8	The representative is taken to have complied with the requirements of general condition 25.7 if:

(a)	settlement is conducted through an electronic lodgement network; and

(b)	the amount is included in the settlement statement requiring payment to the Commissioner in respect of this transaction.

25.9	The purchaser may at settlement give the vendor a bank cheque for the amount in accordance with section 16-30 (3) of Schedule 1 to the Taxation Administration Act 1953 (Cth), but only if:

(a)	so agreed by the vendor in writing; and

(b)	the settlement is not conducted through an electronic lodgement network.

However, if the purchaser gives the bank cheque in accordance with this general condition 25.9, the vendor must:

(c)	immediately after settlement provide the bank cheque to the Commissioner to pay the amount in relation to the supply; and

(d)	give the purchaser a receipt for the bank cheque which identifies the transaction and includes particulars of the bank cheque, at the same time the purchaser gives the vendor the bank cheque.

25.10	A party must provide the other party with such information as the other party requires to:

(a)	decide if an amount is required to be paid or the quantum of it, or

(b)	comply with the purchaser’s obligation to pay the amount,

in accordance with section 14-250 of Schedule 1 to the Taxation Administration Act 1953 (Cth). The information must be provided within 5 business days of a written request. The party providing the information warrants that it is true and correct.

25.11	The vendor warrants that:

(a)	at settlement, the property is not new residential premises or potential residential land in either case falling within the parameters of section 14-250 of Schedule 1 to the Taxation Administration Act 1953 (Cth) if the vendor gives the purchaser a written notice under section 14-255 to the effect that the purchaser will not be required to make a payment under section 14-250 in respect of the supply, or fails to give a written notice as required by and within the time specified in section 14-255; and

(b)	the amount described in a written notice given by the vendor to the purchaser under section 14-255 of Schedule 1 to the Taxation Administration Act 1953 (Cth) is the correct amount required to be paid under section 14-250 of the legislation.

25.12	The purchaser is responsible for any penalties or interest payable to the Commissioner on account of non-payment or late payment of the amount, except to the extent that:

(a)	the penalties or interest arise from any failure on the part of the vendor, including breach of a warranty in general condition 25.11; or

(b)	the purchaser has a reasonable belief that the property is neither new residential premises nor potential residential land requiring the purchaser to pay an amount to the Commissioner in accordance with section 14-250 (1) of Schedule 1 to the Taxation Administration Act 1953 (Cth).

The vendor is responsible for any penalties or interest payable to the Commissioner on account of non-payment or late payment of the amount if either exception applies.

Transactional

26.	TIME & CO OPERATION

26.1	Time is of the essence of this contract.

26.2	Time is extended until the next business day if the time for performing any action falls on a day which is not a business day.

26.3	Each party must do all things reasonably necessary to enable this contract to proceed to settlement, and must act in a prompt and efficient manner.

26.4	Any unfulfilled obligation will not merge on settlement.

27.	SERVICE

27.1	Any document required to be served by or on any party may be served by or on the legal practitioner or conveyancer for that party.

27.2	A cooling off notice under section 31 of the Sale of Land Act 1962 or a notice under general condition 20 [loan approval], 21 [building report] or 22 [pest report] may be served on the vendor’s legal practitioner, conveyancer or estate agent even if the estate agent’s authority has formally expired at the time of service.

27.3	A document is sufficiently served:

(a)	personally, or

(b)	by pre-paid post, or

(c)	in any manner authorized by law or by the Supreme Court for service of documents, including any manner authorised for service on or by a legal practitioner, whether or not the person serving or receiving the document is a legal practitioner, or

(d)	by email.

27.4	Any document properly sent by:

(a)	express post is taken to have been served on the next business day after posting, unless proved otherwise;

(b)	priority post is taken to have been served on the fourth business day after posting, unless proved otherwise;

(c)	regular post is taken to have been served on the sixth business day after posting, unless proved otherwise;

(d)	email is taken to have been served at the time of receipt within the meaning of section 13A of the Electronic Transactions (Victoria) Act 2000.

27.5	In this contract ‘document’ includes ‘demand’ and ‘notice’, ‘serve’ includes ‘give’, and ‘served’ and ‘service’ have corresponding meanings.

28.	NOTICES

28.1	The vendor is responsible for any notice, order, demand or levy imposing liability on the property that is issued or made before the day of sale, and does not relate to periodic outgoings.

28.2	The purchaser is responsible for any notice, order, demand or levy imposing liability on the property that is issued or made on or after the day of sale, and does not relate to periodic outgoings.

28.3	The purchaser may enter the property to comply with that responsibility where action is required before settlement.

29.	INSPECTION

The purchaser and/or another person authorised by the purchaser may inspect the property at any reasonable time during the 7 days preceding and including the settlement day.

30.	TERMS CONTRACT

30.1	If this is a ‘terms contract’ as defined in the Sale of Land Act 1962:

(a)	any mortgage affecting the land sold must be discharged as to that land before the purchaser becomes entitled to possession or to the receipt of rents and profits unless the vendor satisfies section 29M of the Sale of Land Act 1962; and

(b)	the deposit and all other money payable under the contract (other than any money payable in excess of the amount required to so discharge the mortgage) must be paid to a legal practitioner or conveyancer or a licensed estate agent to be applied in or towards discharging the mortgage.

30.2	While any money remains owing each of the following applies:

(a)	the purchaser must maintain full damage and destruction insurance of the property and public risk insurance noting all parties having an insurable interest with an insurer approved in writing by the vendor;

(b)	the purchaser must deliver copies of the signed insurance application forms, the policies and the insurance receipts to the vendor not less than 10 days before taking possession of the property or becoming entitled to receipt of the rents and profits;

(c)	the purchaser must deliver copies of any amendments to the policies and the insurance receipts on each amendment or renewal as evidence of the status of the policies from time to time;

(d)	the vendor may pay any renewal premiums or take out the insurance if the purchaser fails to meet these obligations;

(e)	insurance costs paid by the vendor under paragraph (d) must be refunded by the purchaser on demand without affecting the vendor’s other rights under this contract;

(f)	the purchaser must maintain and operate the property in good repair (fair wear and tear excepted) and keep the property safe, lawful, structurally sound, weatherproof and free from contaminations and dangerous substances;

(g)	the property must not be altered in any way without the written consent of the vendor which must not be unreasonably refused or delayed;

(h)	the purchaser must observe all obligations that affect owners or occupiers of land;

(i)	the vendor and/or other person authorised by the vendor may enter the property at any reasonable time to inspect it on giving 7 days written notice, but not more than twice in a year.

31.	LOSS OR DAMAGE BEFORE SETTLEMENT

31.1	The vendor carries the risk of loss or damage to the property until settlement.

31.2	The vendor must deliver the property to the purchaser at settlement in the same condition it was in on the day of sale, except for fair wear and tear.

31.3	The purchaser must not delay settlement because one or more of the goods is not in the condition required by general condition 31.2, but may claim compensation from the vendor after settlement.

31.4	The purchaser may nominate an amount not exceeding $5,000 to be held by a stakeholder to be appointed by the parties if the property is not in the condition required by general condition 31.2 at settlement.

31.5	The nominated amount may be deducted from the amount due to the vendor at settlement and paid to the stakeholder, but only if the purchaser also pays an amount equal to the nominated amount to the stakeholder.

31.6	The stakeholder must pay the amounts referred to in general condition 31.5 in accordance with the determination of the dispute, including any order for payment of the costs of the resolution of the dispute.

32.	BREACH

A party who breaches this contract must pay to the other party on demand:

(a)	compensation for any reasonably foreseeable loss to the other party resulting from the breach; and

(b)	any interest due under this contract as a result of the breach.

Default

33.	INTEREST

Interest at a rate of 2% per annum plus the rate for the time being fixed by section 2 of the Penalty Interest Rates Act 1983 is payable at settlement on any money owing under the contract during the period of default, without affecting any other rights of the offended party.

34.	DEFAULT NOTICE

34.1	A party is not entitled to exercise any rights arising from the other party’s default, other than the right to receive interest and the right to sue for money owing, until the other party is given and fails to comply with a written default notice.

34.2	The default notice must:

(a)	specify the particulars of the default; and

(b)	state that it is the offended party’s intention to exercise the rights arising from the default unless, within 14 days of the notice being given -

(i)	the default is remedied; and

(ii)	the reasonable costs incurred as a result of the default and any interest payable are paid.

35.	DEFAULT NOT REMEDIED

35.1	All unpaid money under the contract becomes immediately payable to the vendor if the default has been made by the purchaser and is not remedied and the costs and interest are not paid.

35.2	The contract immediately ends if:

(a)	the default notice also states that unless the default is remedied and the reasonable costs and interest are paid, the contract will be ended in accordance with this general condition; and

(b)	the default is not remedied and the reasonable costs and interest are not paid by the end of the period of the default notice.

35.3	If the contract ends by a default notice given by the purchaser:

(a)	the purchaser must be repaid any money paid under the contract and be paid any interest and reasonable costs payable under the contract; and

(b)	all those amounts are a charge on the land until payment; and

(c)	the purchaser may also recover any loss otherwise recoverable.

35.4	If the contract ends by a default notice given by the vendor:

(a)	the deposit up to 10% of the price is forfeited to the vendor as the vendor’s absolute property, whether the deposit has been paid or not; and

(b)	the vendor is entitled to possession of the property; and

(c)	in addition to any other remedy, the vendor may within one year of the contract ending either:

(i)	retain the property and sue for damages for breach of contract; or

(ii)	resell the property in any manner and recover any deficiency in the price on the resale and any resulting expenses by way of liquidated damages; and

(d)	the vendor may retain any part of the price paid until the vendor’s damages have been determined and may apply that money towards those damages; and

(e)	any determination of the vendor’s damages must take into account the amount forfeited to the vendor.

35.5	The ending of the contract does not affect the rights of the offended party as a consequence of the default.

Special Conditions

Instructions: It is recommended that when adding special conditions:

●  each special condition is numbered;

●  the parties initial each page containing special conditions;

●  a line is drawn through any blank space remaining on the last page; and

●   attach additional pages if there is not enough space.

1.	Definitions and Interpretation

1.1	Definitions

In this Contract, capitalised terms have the meaning given to them in the Particulars of Sale and, unless the context requires otherwise:

Acceptable FIRB Conditions means:

(a)	conditions:

(i)	requiring the provision of the types of information set out under the heading ‘General’; or

(ii)	of the type set out under the heading ‘Provision of information’,

in Part D of FIRB’s Guidance Note 12 ‘Tax Conditions’ (as last updated on 28 May 2025);

(b)	conditions which:

(i)	require the Property to be developed;

(ii)	require continuous construction of the proposed development of the Property to commence within five (5) years of the Settlement Date; or

(iii)	restrict completion of the sale, transfer or disposal of any part of the Property prior to the development of the Property being completed; or

(c)	other conditions which are acceptable to the Purchaser (acting reasonably).

Authority means any federal, state or local government, semi-government, municipal, statutory or other authority or body charged with the administration of the Law.

Building Law means the Building Act 1993 (Vic) and any regulations under that Act, the Building Code of Australia, any repealed laws under which any improvements on the Land were constructed and any other Laws or the requirements of any Authority in relation to any improvements on the Land or any alterations or additions to those improvements.

Business Day means a day other than a Saturday, Sunday or public holiday in Melbourne or Singapore.

Claim means any objection, requisition, set-off or claim for compensation or damages against the Vendor, delay in Settlement, reduction, withholding or delay in payment of the Price or rescission or termination of this Contract or any attempt to do so.

Commissioner means the Commissioner of Taxation.

Consultant Materials has the meaning given in Special Condition 30(b)(i).

Contaminant means the presence in, on, over or under land (including both surface and ground water and air) of a substance (whether solid, liquid, gas, odour, heat, sound, vibration or radiation) disease, bacteria, germ, virus or property of any substance, which:

(a)	makes or may make the Property unsafe, dangerous to health, hazardous, unfit or harmful for habitation or occupation by any person or animal or cause damage to the Property or is such that it does not satisfy any Environmental Law or the contamination criteria or standards published, or adopted, by the relevant environmental Authority, as evidencing the need for a contamination assessment including but not limited to asbestos or legionnaires disease; or

(b)	is at a concentration above the concentration at which the substance is normally or naturally present in, on, over or under land (including both surface and ground water and air) in the same locality, being a presence that presents, or may present, a direct or indirect risk or harm to human health or the Environment.

Contaminate and Contamination shall have a corresponding meaning.

Contract means this contract of sale of real estate and includes the annexures.

Corporations Act means the Corporations Act 2001 (Cth).

Day of Sale means the date on which this Contract is signed by both the Vendor and the Purchaser.

DDF means the online form called “Digital Duties Form” generated from the SRO website.

Deposit means the deposit described in the Particulars of Sale.

Deposit Interest means any interest earned on the Deposit less any relevant fees, taxes (including any amount required to be withheld under income tax legislation where a tax file number has not been advised) and charges.

Deposit Payment Date means the date that is 14 days after the Day of Sale.

Development Works means the “Development Works” for the purposes of (and as that term is defined in) the Lease.

Due Date means the date Settlement is due in the Particulars of Sale or such other date agreed by the parties in writing.

Due Diligence Materials means any documents or materials provided by or made available by the Vendor before the Day of Sale to the Purchaser in connection with the Property for due diligence purposes (including any replies by the Vendor to enquiries made by or on behalf of the Purchaser) made available at https://drive.google.com/drive/u/0/folders/1MsEaFIz_noWC9w2of9AQmN17XjF7dIyF, an index of which documents and materials (including replies by the Vendor) is contained at Annexure D.

Early Settlement Notice has the meaning given to it in Special Condition 9.2(b).

Electronic Conveyancing National Law means Electronic Conveyancing (Adoption of National Law) Act 2013 (VIC).

Encumbrances has the meaning given in the Particulars of Sale.

Environment means all components of the earth, including each and any combination of the constituents of:

(a)	land, air and water, and any living organism in any of them;

(b)	the atmosphere;

(c)	any organic or inorganic matter; and

(d)	the structures, buildings and other human-made areas.

Environmental Law means any Law or common law relating to the Environment, including any Law relating to land use, town planning, heritage, coastal protection, water catchments, pollution of air or waters, soil or Contamination, chemicals, waste, use of hazardous or dangerous goods or substances, building regulations, public and occupational health and safety, noxious trades, or any other aspect of protection of the Environment or person or property.

FATA means the Foreign Acquisitions and Takeovers Act 1975 (Cth).

FIRB means the Foreign Investment Review Board and includes the Treasurer or any other Minister of the Australian Government who administers the Government’s foreign investment policy under the provisions of the Foreign Acquisitions and Takeovers Act 1975 (Cth).

FIRB Approval means the earliest to occur of:

(a)	FIRB giving a no objection notification under the FATA in respect of the transactions contemplated by this Contract (including the Purchaser obtaining the freehold interest in the Property under this Contract), either:

(i)	without conditions; or

(ii)	subject only to the Acceptable FIRB Conditions; or

(b)	the relevant periods specified in the FATA having elapsed such that FIRB is prohibited or ceases to be empowered under Part 3 (including section 77) of the FATA from making an order or decision in respect of the transactions contemplated by this Contract (including the Purchaser obtaining the freehold interest in the Property that is under this Contract) and the relevant transaction is not prohibited by section 82 of the FATA; or

(c)	the Purchaser determines (acting reasonably) that transactions contemplated by this Contract (including the Purchaser obtaining the freehold interest in the Property under this Contract) are not matters that require application or notification to FIRB or the Treasurer under FATA.

FIRB Approval Date has the meaning given in Special Condition 13.3(a).

General Conditions means the general conditions forming part of this Contract.

Going Concern Deed means the deed required to be entered into between the Vendor and any nominee of the Purchaser under Special Condition 10.2, in the form contained in Annexure C.

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Withholding Amount means the amount payable to the Commissioner and determined under section 14-250 of the Withholding Law.

Insolvency Event means:

(a)	where the relevant party is a corporation:

(i)	an official manager, receiver, receiver and manager, administrator, liquidator, provisional liquidator or agent for a mortgagee is appointed to the relevant party or to any or all of its assets or undertakings;

(ii)	the relevant party enters into, or resolves to enter into, a scheme of arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them (except to reconstruct or amalgamate while solvent on terms approved by the other party);

(iii)	the relevant party resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so (except to reconstruct or amalgamate while solvent on terms approved by the other party);

(iv)	an application is made to a court for an order, or an order is made, that the relevant party be wound up or dissolved;

(v)	the relevant party is or states that it is insolvent;

(vi)	the relevant party becomes an insolvent under administration as defined in the Corporations Act or action is taken which could result in that event;

(vii)	the relevant party takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation;

(viii)	the relevant party fails to comply with a statutory demand in accordance with section 459F(1) of the Corporations Act;

(ix)	execution is levied against the relevant party and is not satisfied within 30 days; or

(x)	anything which is analogous to or has a substantially similar effect to any of the events specified above occurs; or

(b)	where the relevant party is a natural person:

(i)	the relevant becomes bankrupt;

(ii)	an authority is signed under section 188 of the Bankruptcy Act 1966 (Cth);

(iii)	the relevant party makes an assignment for the benefit of its creditors, or enters into composition or arrangements with its creditors;

(iv)	the relevant party is unable to pay its debts when due;

(v)	the relevant party dies; or

(vi)	the relevant party becomes mentally ill.

Instalment has the meaning given to that term in Special Condition 34.1(a).

Law includes any statute, rule, regulation, proclamation, ordinance or by-law (whether present or future).

Lease means the lease described in the Particulars of Sale.

Object means to make any Claim against the Vendor (before or after the date of actual Settlement), to seek to withhold all or part of the Price, raise any objection, requisition, rescind or terminate this Contract or seek to delay or avoid Settlement of this Contract.

Particulars of Sale means the particulars of sale attached to and forming part of this Contract.

Property means the Land, and all improvements and fixtures constructed on the Land as at Settlement and which are owned by the Vendor.

Sale of Land Act means the Sale of Land Act 1962 (Vic).

Services means all existing water, sewerage, drainage, gas, electricity, telephone or other installations, services and utilities at the Property.

Settlement means the date the Purchaser accepts title to the Property and pays the Price in full.

Settlement Date means the date when Settlement occurs.

SRO means the State Revenue Office of Victoria.

SRO Settlement Statement means the statement called “Settlement Statement” generated from the SRO website after completion of a DDF.

Statement has the meaning given to it in Special Condition 9.3(a)(ii).

Tenant means the party named as tenant or lessee under the Lease.

Tenancy Security means any bank guarantee, cash deposit, personal guarantee or other security given by or for the Tenant in connection with the Lease.

Treasurer has the same meaning as in FATA.

Vendor’s Statement means a statement made by the Vendor under section 32 of the Sale of Land Act, a copy of which is contained in Annexure A.

Vendor Warranty means any representation or warranty given by the Vendor under this Contract, including under General Condition 6, Special Conditions 19(b) and Annexure E.

Withholding Law means Schedule 1 to the Taxation Administration Act 1953 (Cth).

1.2	Interpretation

In the interpretation of this Contract, unless the context otherwise requires:

(a)	the headings are inserted only as a matter of convenience and do not affect the interpretation of this Contract;

(b)	the singular includes the plural and vice versa and words of one gender include the other genders;

(c)	where two or more persons are named as a party to this Contract, the representations, warranties, covenants, obligations and rights given, entered into or conferred (as the case may be), bind them jointly and each of them severally;

(d)	a reference to any party to this Contract or any other document or arrangement includes that party’s successors, substitutes, permitted assigns, executors and administrators;

(e)	where a word or phrase is defined, its other grammatical forms have corresponding meanings;

(f)	“person” includes a natural person, corporation, body corporate, unincorporated association, firm or an authority or body (whether it be any government, semi-government, municipal, statutory or other authority or body);

(g)	a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation issued under, the legislation or legislative provision;

(h)	a reference to any agreement or document is to that agreement or document (and where applicable, any of its provisions) as varied, amended, novated, supplemented or replaced from time to time;

(i)	a reference to “include” or “including” means includes, without limitation, or including, without limitation, respectively;

(j)	anything includes each part of it;

(k)	any reference to time in this Contract is a reference to time in Melbourne;

(l)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Contract or any part of it; and

(m)	a reference to “$” or “dollar” is to Australian currency.

1.3	Special Conditions prevail

If there is any inconsistency between the General Conditions and these Special Conditions, then these Special Conditions will prevail to the extent of the inconsistency.

2.	Variations to General Conditions

2.1	Exclusions

The following General Conditions are excluded from this Contract:

(a)	General Condition 2;

(b)	General Condition 3;

(c)	General Condition 4;

(d)	General Conditions 6.1, 6.6 and 6.7.

(e)	General Condition 9;

(f)	General Condition 11;

(g)	General Condition 12;

(h)	General Condition 13;

(i)	General Condition 14.1;

(j)	General Condition 17.2;

(k)	General Condition 19;

(l)	General Condition 24;

(m)	General Condition 25;

(n)	General Condition 27; and

(o)	General Condition 31.

2.2	Variations

The following amendments to the General Conditions are incorporated into this Contract:

(a)	replace the words in General Condition 17.1(b)(i) with the following:

“provide all title documents necessary to enable the purchaser to become the registered proprietor of the land; and”;

(b)	insert the word “bank” before “cheque” in General Condition 14.7(b);

(c)	the words “a reputable Australian trading bank that is” are inserted after the word “means” in General Condition 14.11;

(d)	General condition 14.12 is added:

“14.12	Where the purchaser is deemed by section 27(7) of the Sale of Land Act 1962 to have given the deposit release authorisation referred to in section 27(1), the purchaser is also deemed to have accepted title in the absence of any prior express objection to title.”

(e)	General Condition 17.1(a) is amended by inserting at the end “less the Instalment which has been paid pursuant to Special Condition 34”.

(f)	In General Condition 23:

(i)	in General Condition 23.1, the reference to “All periodic outgoings payable by the vendor, and any” are deleted and replaced with “Any”; and

(ii)	in General Condition 23.2:

(A)	in the opening paragraph, the words “periodic outgoings and” are deleted; and

(B)	in General Condition 23.2(a), the words “liable for the periodic outgoings and” are deleted; and

(C)	General Conditions 23.2(c) and 23.2(d) are deleted.

(g)	General Condition 34.2(b) is amended to replace the words “14 days” with “90 days”.

(h)	General Condition 35 is amended to add a new General Condition 35.6 as follows:

“35.6 Where the purchaser is in default, remedies available to the vendor under this general condition 35 include but are not limited to all rights and remedies available to it under law and in equity and specific performance of the Contract.”

3.	Acknowledgements

3.1	Disclosure

The Purchaser acknowledges that prior to the signing of this Contract or any other documents relating to this sale, the Purchaser received a Vendor’s Statement.

3.2	Estate Agents Act 1980 (Vic)

(a)	The Purchaser acknowledges that it received a copy of this Contract at the time of execution of this Contract.

(b)	The Purchaser acknowledges that it has not received any promise from the Vendor’s Estate Agent (or any person acting on behalf of the Vendor’s Estate Agent) in relation to obtaining a loan for the purchase of the Property.

4.	Identity of Land

4.1	Purchaser’s Admissions

The Purchaser admits, agrees and accepts that:

(a)	the Land is identical with that comprised in the title specified in the Particulars of Sale;

(b)	any boundary fence or wall is correctly located on the title boundary of the Land; and

(c)	all structures or improvements on the Land are contained wholly within the title boundaries and no structure or improvement of any adjoining property encroaches over or under the title boundaries to the Land.

4.2	No Claims

The Purchaser may not make any Claim, nor require the Vendor to take or refrain from taking any action (including amending the title or contributing to any expense of amending the title), in respect of any matters referred to in this Special Condition 4.

5.	Condition of property

5.1	Purchaser’s Inspection

The Purchaser acknowledges and agrees that:

(a)	the Purchaser has purchased the Property solely as a result of the Purchaser’s own enquiries and inspection;

(b)	the Purchaser is satisfied in all respects as to the nature, quality and state of repair of the Property and the purposes for which the Property may be lawfully used and any restrictions or prohibitions on its development;

(c)	the Property is sold and accepted by the Purchaser subject to all faults and defects (whether latent or patent) and in its present state of repair, condition, dilapidation and infestation; and

(d)	the Vendor is under no liability or obligation to the Purchaser to carry out any repairs, alterations or improvements to the Property.

5.2	Improvements

The Purchaser acknowledges and agrees that:

(a)	any improvements on the Land may be subject to, or require compliance with, any Building Laws; and

(b)	any failure to comply with any Building Laws will not, and will not be deemed to, constitute a defect in the Vendor’s title.

5.3	Planning

The Purchaser buys the Property subject to:

(a)	any Laws affecting the Property;

(b)	any restriction or condition affecting or imposed on the Property or its use or development under any Law or requirement of any Authority (including any restriction imposed by any Authority and any restriction imposed under any planning permit, approval or agreement); and

(c)	the applicable planning scheme and any other relevant planning controls.

5.4	No Claims

The Purchaser may not make any Claim, nor require the Vendor to take or refrain from taking any action, in relation to any matters referred to in this Special Condition 5.

6.	Services

The Purchaser acknowledges that the Property is sold subject to the Services. To the extent permitted by Law, the Purchaser may not make any Claim, nor require the Vendor to take or refrain from taking any action, in relation to:

(a)	the nature, location, availability or non-availability of any Services;

(b)	any defects in any Services;

(c)	there being or not being an easement or other right in respect of any Services;

(d)	any Service being a joint service with any other land or building;

(e)	any Service for any other land or building passing through or over the Property;

(f)	any Service installed in, on or under the Property not having been approved by an Authority; or

(g)	any sewer, vent, manhole or water or sewerage main or connection passing through, in or over the Property.

7.	Environment

7.1	Acknowledgment

The Purchaser acknowledges that it has inspected the Property and purchased the Property in its present condition and subject to any Contamination of the Property.

7.2	Liability

(a)	As from Settlement:

(i)	the Purchaser acknowledges and agrees that the Purchaser assumes responsibility for any Contamination of or emanating from the Property;

(ii)	the Purchaser acknowledges that the Vendor makes no representations or warranties that the Property complies with any Environmental Law;

(iii)	to the full extent permitted by Law, the Purchaser may not make any Claim, and releases and discharges the Vendor and its officers, agents and employees from any obligation, duty, action, demand, liability, loss or damage and costs and expenses owed to or suffered by the Purchaser (or any person claiming through or on behalf of the Purchaser) arising (directly or indirectly) from or in connection with the presence of any Contamination of or emanating from the Property (including compliance with all Laws and the requirements of any Authority relating to the Contamination).

(b)	The Purchaser indemnifies the Vendor in respect of any claim, cost, loss or liability suffered or incurred by the Vendor to the extent arising as a result of any Contamination of the Property caused or contributed to by the Purchaser.

7.3	Non Merger

This Special Condition 7 does not merge on the transfer of the Land but will continue to have full force and effect.

8.	Deposit

8.1	Deposit Paid to Vendor’s Solicitor

The Deposit payable by the Purchaser under this Contract must be paid to the Vendor’s Solicitor as stakeholder under the provisions of the Sale of Land Act.

8.2	Investment of Deposit

(a)	The Vendor and the Purchaser authorise the Vendor’s Solicitor (but it is not obliged) to hold the Deposit in an interest bearing trust account or an interest bearing trust account term deposit with a bank nominated by the Vendor or the Vendor’s Solicitor.

(b)	Subject to Special Condition 8.2(c), any Deposit Interest will accrue for the benefit of the Vendor.

(c)	If the Purchaser lawfully rescinds, terminates or otherwise ends this Contract, the Purchaser is entitled to the Deposit Interest.

(d)	The Vendor and the Purchaser authorise and direct the Vendor’s Solicitor to pay the Deposit Interest to the party entitled to it at the Settlement Date or immediately following lawful rescission, termination or the ending of this Contract (whichever occurs first).

(e)	The Vendor and the Purchaser release the Vendor’s Solicitor from any claim concerning the investment of the Deposit, except in respect any gross negligence, fraud or misconduct.

(f)	The Purchaser must give the Purchaser’s tax file number to the Vendor’s solicitor for the purposes of investing the Deposit within 15 Business Days after the later of the Day of Sale and the date the Purchaser receives its tax file number.

8.3	Failure to pay Deposit or Instalment

(a)	If the Purchaser fails to pay the Deposit or the Instalment in accordance with this Contract, the Vendor may treat such failure as a breach of an essential term of this Contract, and elect to terminate this Contract:

(i)	in the case of a failure to pay the Deposit, immediately by giving a written notice to the Purchaser; or

(ii)	in the case of a failure to pay the Instalment, if:

(A)	the Vendor has given the Purchaser a default notice in accordance General Condition 34 (except that, despite Special Condition 2.2(f), the period referred to in the default notice for the purposes of General Condition 34.2(b) must be 5 Business Days); and

(B)	the Purchaser has not remedied that failure within the 5 Business Day period specified in the default notice.

(b)	If the Vendor terminates this Contract under Special Condition 8.3(a), then the following provisions will apply:

(i)	each party will be released from having to perform their respective obligations under this Contract arising to be performed as and from the termination date except to the extent that a particular obligation is expressed to survive the termination of this Contract or is otherwise capable of surviving such termination;

(ii)	the Vendor will be entitled to forfeit any Deposit paid by the Purchaser as at the termination date, and retain any Deposit Interest absolutely; and

(iii)	each party’s accrued rights for any breaches of this Contract by the other party before the relevant termination date will be preserved.

9.	Transfer and Settlement

9.1	Delivery of Transfer

If Settlement cannot be conducted electronically in accordance with the Electronic Conveyancing National Law, the Purchaser must deliver a paper instrument of transfer to the Vendor’s Solicitor not less than 5 Business Days before the date for the payment of the Balance (other than the Instalment) and if the instrument of transfer is not delivered by then:

(a)	the Vendor is not obliged to complete this Contract until 5 Business Days from the date on which the instrument of transfer is received by the Vendor’s Solicitor; and

(b)	the Purchaser will be deemed to have made default on the obligation to pay the Balance (other than the Instalment) and the Vendor will be entitled to interest on the Balance (less the Instalment) in accordance with this Contract from the date for the payment of the Balance (other than the Instalment) until the date which is 5 Business Days from the date on which the instrument of transfer is received by the Vendor’s Solicitor.

9.2	Settlement

(a)	Settlement must take place before 5.30pm on the Settlement Date. If Settlement takes place after 5.30pm on the Settlement Date as a result of a default by the Purchaser, the Purchaser will be deemed to be in default of the obligation to pay the Balance (other than the Instalment) until the next Business Day on which Settlement actually occurs and the Vendor will be entitled to interest on the Balance (less the Instalment) in accordance with this Contract.

(b)	Subject to Special Conditions 9.2(c) and 9.2(d), if the condition specified in Special Condition 13.1 has been satisfied, the Purchaser may at any time before the date which is one month before the then current Due Date serve a written notice on the Vendor and the Vendor’s Solicitor bringing forward the Due Date to a date nominated by the Purchaser (Early Settlement Notice). If that Early Settlement Notice is served by the Purchaser in accordance with Special Conditions 9.2(b) and 9.2(c), then the Due Date for the purposes of this Contract will be taken to be the date nominated by the Purchaser in the Early Settlement Notice.

(c)	The revised Due Date specified in the Early Settlement Notice:

(i)	cannot be before the satisfaction of the condition specified in Special Condition 13.1;

(ii)	cannot be earlier than the date which is one month after the Purchaser serves the Early Settlement Notice; and

(iii)	cannot be later than the Due Date.

(d)	If as a result of the Purchaser serving an Early Settlement Notice in accordance with Special Conditions 9.2(b) and 9.2(c), the Due Date for Settlement is brought forward:

(i)	to a date that is before the date that the Instalment is payable; or

(ii)	at that time, the Instalment is outstanding,

the Instalment must be paid by the Purchaser when the Early Settlement Notice is issued.

9.3	Statement of Adjustments

(a)	The parties agree that:

(i)	each party must make all necessary adjustments required under General Condition 23; and

(ii)	not less than five Business Days before the Due Date, the Purchaser must deliver a draft statement of adjustments (Statement) to the Vendor’s Solicitor together with reasonable information supporting the proposed adjustments.

(b)	If the Purchaser requires any information to prepare the Statement that is solely in the power or possession of the Vendor (and not able to be obtained from any relevant Authority), then the Vendor must provide this information to the Purchaser within a reasonable time after receiving a written request by the Purchaser.

10.	Nomination

10.1	Nomination

The Purchaser may, no later than 14 days before the Due Date, nominate a substitute or additional transferee to take a transfer of the Land, provided that:

(a)	the nominee does not require or has already obtained FIRB Approval;

(b)	the Purchaser remains personally liable for the due performance of all the Purchaser’s obligations under this Contract; and

(c)	Special Condition 10.2 has been satisfied.

10.2	Going Concern Deed

(a)	Without limiting Special Condition 10.1, the Purchaser must, at the same time that it notifies the Vendor of the proposed nomination of a substitute or additional transferee, procure the substitute or additional transferee (as the case may be) to deliver to the Vendor (or the Vendor’s Solicitor) the Going Concern Deed (in duplicate) duly completed and executed by the substitute or additional transferee (as the case may be).

(b)	The Vendor must execute the Going Concern Deed (in duplicate) provided under Special Condition 10.2(a) and deliver a fully executed copy of the Going Concern Deed to the Purchaser (or the Purchaser’s Solicitor) on or before the earlier of Settlement and the date that is 5 Business Days after the Vendor is provided with the Going Concern Deed (in duplicate) executed by the substitute or additional transferee.

11.	Due Diligence Materials

11.1	Availability to Purchaser

The Purchaser acknowledges that:

(a)	copies of the Due Diligence Materials were made available to the Purchaser before the Purchaser signed this Contract;

(b)	it has had an opportunity to read and understand the Due Diligence Materials, and to satisfy itself in relation to all matters concerning or arising from the Due Diligence Materials before the Purchaser signed this Contract;

(c)	the information in the Due Diligence Materials was provided for information purposes;

(d)	it has had sufficient opportunity and has satisfied itself as to the correctness of the Due Diligence Materials by independent investigation;

(e)	the Due Diligence Materials contain documents in relation to a proposed development at the Property that the Vendor intended to (but will no longer) undertake, and that the precise development at the Property previously proposed to be undertaken by the Vendor differs from any proposed development to be undertaken by or on behalf of the Purchaser at the Property (and the Vendor is not privy to the exact details of the Purchaser’s proposed development); and

(f)	only in respect of those documents in the Due Diligence Materials that were not prepared by the Vendor:

(i)	neither the Vendor nor any of the Vendor’s representatives warrant the accuracy, reliability or completeness of those documents in the Due Diligence Materials or any of the contents of those documents in the Due Diligence Materials; and

(ii)	no responsibility is assumed by the Vendor or the Vendor’s representatives in respect of the contents of or omissions from those documents in the Due Diligence Materials.

11.2	No Warranties by Vendor

The Vendor does not warrant the accuracy or completeness of the Due Diligence Materials.

11.3	No Claims

The Purchaser may not make any Claim, nor require the Vendor to take or refrain from taking any action, in relation to:

(a)	any matter described in or ascertainable from any of the Due Diligence Materials or otherwise in connection with the Due Diligence Materials; or

(b)	the Vendor not having in its possession or being able to provide an original document which forms part of the Due Diligence Materials.

12.	Not used

13.	FIRB

13.1	FIRB condition

Settlement of this Contract and any provision in this Contract relating to the transfer of (or the acquisition of an interest in) the Property is subject to, and conditional upon, the Purchaser obtaining FIRB Approval.

13.2	Purchaser’s obligations

The Purchaser must:

(a)	take all reasonable steps to obtain FIRB Approval;

(b)	pursue FIRB Approval expeditiously and without unreasonable delay;

(c)	if requested by the Vendor (acting reasonably), keep the Vendor regularly informed as to the status of the Purchaser seeking FIRB Approval (but nothing requires the Purchaser to disclose any information which is confidential or commercially sensitive in nature);

(d)	within fourteen (14) days after the Day of Sale (time being of the essence) either:

(i)	give the Vendor written notice that the Purchaser has determined that paragraph (c) of the definition of “FIRB Approval” in Special Condition 1.1 applies (in which case Special Conditions 13.2(e) and 13.3do not apply)or

(ii)	submit an application to FIRB for FIRB Approval; and

(e)	within 2 Business Days after receiving:

(i)	FIRB Approval, give the Vendor written notice that FIRB Approval has been obtained together with confirmation as to whether paragraph (a) or (b) of the definition of “FIRB Approval” in Special Condition 1.1 applies; or

(ii)	a written no objection notification from FIRB to the transaction contemplated by this Contract but which is on conditions other than the Acceptable FIRB Conditions give the Vendor written notice to that effect and reasonable details of the conditions that are not Acceptable FIRB Conditions except those which are of a confidential or commercially sensitive nature; or

(iii)	written advice from FIRB that the transaction contemplated by this Contract has been or will be refused FIRB Approval, give the Vendor written notice of that advice.

13.3	Termination

(a)	If the Purchaser has not notified the Vendor under Special Condition 13.2(e)(i) that it has obtained FIRB Approval within 6 months after the Day of Sale (FIRB Approval Date) (time being of the essence), then at any time after the FIRB Approval Date until FIRB Approval has been obtained, either party may terminate this Contract by written notice to the other party.

(b)	If this Contract is terminated under Special Condition 13.3(a):

(i)	the Vendor will return the Deposit, the Instalment (to the extent paid), and Deposit Interest (if any) to the Purchaser within 10 Business Days after service of the termination notice under Special Condition 13.3(a); and

(ii)	neither party will have any further claim against the other under this Contract, except in respect of any antecedent breach.

14.	ACCC Merger Clearance

14.1	Purchaser’s warranties

The Purchaser warrants to the Vendor that:

(a)	the acquisition of interests in land and associated assets contemplated by this Contract is not required to be notified to the Australian Competition and Consumer Commission (ACCC) under Part IVA of the Competition and Consumer Act 2010 (Cth) (CCA); and

(b)	it has undertaken its own investigations and satisfied itself that no such notification is required.

14.2	Purchaser’s acknowledgement and indemnity

(a)	The Purchaser acknowledges that the Vendor has entered into this Contract in reliance on the warranties given by the Purchaser in Special Condition 14.1.

(b)	The Purchaser will at all times indemnify and keep indemnified the Vendor from and against any Claims made against, or Loss incurred by, the Vendor to the extent such Claim arises out of, in connection with, or in respect of any breach by the Purchaser of the warranties given by the Purchaser under in Special Condition 14.1.

14.3	Continuing obligation

The warranties and indemnity in this Special Condition are continuing obligations and survive the completion of this Contract.

15.	Risk and Sale Conditions

15.1	Risk

(a)	Subject to this Special Condition 15, the Purchaser acknowledges that the Property is sold ‘as is, where is’.

(b)	The Purchaser carries the risk of loss or damage to the Property from the Day of Sale until Settlement, except to the extent that loss or damage occurred as a result of any negligent act or omission, default, misconduct or repudiation of the Vendor or the Vendor’s employees, officers, agents, contractors and consultants.

(c)	The Vendor is not required to carry out any repair works, alterations or improvements to the Property from the Day of Sale, except to the extent required as a result of any negligent act or omission, default, misconduct or repudiation of the Vendor or the Vendor’s employees, officers, agents, contractors and consultants.

15.2	Lease Works

The Purchaser acknowledges and agrees that:

(a)	the Property is sold subject to the Lease;

(b)	the Tenant has the right to complete or undertake the Development Works under the terms of the Lease;

(c)	the Property may be altered by the Development Works, including:

(i)	partial or complete demolition of the buildings existing on the Land as at the Day of Sale; and

(ii)	construction of new improvements on the Land;

(d)	ownership of the Development Works is accounted for under the Lease; and

(e)	the Property will be delivered to the Purchaser at Settlement in whatever state of repair and condition it is in at Settlement.

15.3	No requisitions etc

The Purchaser must not:

(a)	make any claim, requisition, objection or, subject to this Special Condition 15;

(b)	ask the Vendor to take any action or incur any cost; or

(c)	delay Settlement, or rescind or terminate this Contract,

because of:

(d)	the state of repair and condition of the Property at Settlement; or

(e)	the Development Works or any alterations carried out by the Tenant; or

(f)	any loss or damage occurring to the Property between the Day of Sale and Settlement, except to the extent that loss or damage occurred as a result of any negligent act or omission, default, misconduct or repudiation of the Vendor or the Vendor’s employees, officers, agents, contractors and consultants.

16.	Tenancies and Management of the Property

16.1	Property Sold Subject to Lease

The Purchaser acknowledges that:

(a)	the Property is sold subject to the Lease;

(b)	before it entered into this Contract, it inspected the Lease and satisfied itself in relation to all matters arising out of, or relating to, the Lease and the Tenant; and

(c)	it has not relied, in any way, upon any warranty or representation (whether express or implied) made by or given on behalf of or in connection with the Vendor, the Vendor’s Estate Agent or the Vendor’s Solicitor in relation to the Lease.

16.2	Assignment by Vendor

From the Settlement Date, the Vendor assigns to the Purchaser the benefit of all of the Vendor’s rights and assignable covenants under or contained in the Lease to be performed or observed by the Tenant in favour of the Vendor or any predecessor in title whether or not those assignable covenants touch and concern or run with the Land.

16.3	Exclusion from Sale

The Purchaser acknowledges that the sale of the Property under this Contract does not include any chattels, plant, equipment, fixtures, fittings or other items expressed under the Lease to be owned by the Tenant or, except where expressly included in this sale, leased by the Tenant from third parties. The Purchaser relies on its own inspection of those items. The Purchaser takes title to the Property subject to the right of the Tenant to remove such items in accordance with the terms of the Lease or under any Law.

16.4	No Claims

The Purchaser may not make any Claim, nor require the Vendor to take or refrain from taking any action, because of any matter or thing arising out of or in respect of the Lease because:

(a)	the Lease is not recorded in writing or the written record is lost;

(b)	the Lease is or may be void, unenforceable or illegal or may be avoided or terminated;

(c)	the Lease is not properly stamped;

(d)	the Vendor has not complied with, or has not done anything which is required under, the Retail Leases Act 2003 (Vic), or the Lease does not comply with the requirements of any such legislation;

(e)	the Vendor does not hold the originals or counterparts of the Lease;

(f)	the Tenant is or may be in breach of its obligations under the Lease at the Settlement Date; or

(g)	on or before the Settlement Date, the Tenant vacates the premises that it occupies under the Lease on expiry of the Lease, in repudiation of the Lease or due to the lawful termination of the Lease by the Tenant or by the Vendor with the Purchaser’s consent.

16.5	Parties’ Obligations before and after Settlement

(a)	Until Settlement, the Vendor must observe and perform and be bound by all the obligations of the Vendor (as landlord) under the Lease arising to be performed until Settlement. The Vendor must indemnify the Purchaser against any claim, liability, loss, damage, cost or expense of any kind incurred by the Purchaser (directly or indirectly) from or in connection with any breach by the Vendor of its obligations under this Special Condition 16.5(a).

(b)	From the Settlement Date, the Purchaser must observe and perform and be bound by all the obligations of the Vendor (as landlord) under the Lease arising to be performed after Settlement.

(c)	If it is an express requirement under the Lease, each of the Vendor and the Purchaser must (if requested by the Vendor) before the Settlement Date enter into a deed of covenant in favour of or with the Tenant (as may be required under the Lease).

(d)	From the Settlement Date, the Purchaser must indemnify the Vendor against any claim, liability, loss, damage, cost or expense of any kind incurred by the Vendor (directly or indirectly) from or in connection with any breach by the Purchaser of its obligations under the Lease.

16.6	Notices of Attornment

(a)	On the Settlement Date, the Vendor must give the Purchaser a notice of attornment addressed to the Tenant and signed by the Vendor or the Vendor’s Solicitor, which confirms the sale of the Property to the Purchaser and directs the Tenant to pay all future payments under the Lease to the Purchaser in accordance with its directions.

(b)	The Purchaser must serve the notices of attornment on the Tenant after the Settlement Date.

16.7	Tenancy Security

(a)	The Purchaser acknowledges that it has made all necessary enquiries about, and satisfied itself in all respects, in relation to the Tenancy Securities.

(b)	From the Settlement Date:

(i)	if assignment is not prohibited, the Vendor assigns to the Purchaser the benefit of any assignable Tenancy Security, which the Vendor holds in relation to the Lease; or

(ii)	if assignment is prohibited or not possible, for the 6 month period on and from Settlement, the Vendor:

(A)	holds its rights (if any) for the benefit of the Purchaser; and

(B)	must do whatever the Purchaser reasonably requires at the Purchaser’s expense to enable the Purchaser to enjoy that benefit.

(c)	The Purchaser must indemnify the Vendor against any claim, liability, loss, damage, cost or expense arising directly from and incurred by the Vendor in doing anything under Special Condition 35.5(b)(ii) .

(d)	If the Vendor holds any cash Tenancy Security, then the Vendor must allow that amount as an adjustment at Settlement.

(e)	Where a Tenant has provided a Tenancy Security by way of bank guarantee to the Vendor, then the Vendor agrees to hold the benefit of the Bank Guarantee on trust for the Purchaser for a period of 6 months following Settlement, subject to the following provisions:

(i)	the Vendor must provide to the Purchaser at Settlement custody of the relevant bank guarantee and a letter addressed to the financial institution that issued the bank guarantee confirming the sale of the Property to the Purchaser and to request the financial institution to provide a replacement bank guarantee in favour of the Purchaser in exchange for the Purchaser delivering the existing bank guarantee;

(ii)	during that six month period until a replacement bank guarantee is provided by the Tenant to the Purchaser, the Purchaser may give the Vendor a notice requesting the Vendor to call on the existing bank guarantee to compensate the Purchaser for any loss or costs suffered by it as a result of any default by the relevant Tenant under the Lease;

(iii)	if the Vendor receives such notice, the Vendor must do whatever the Purchaser reasonably requires at the Purchaser’s cost and expense to call upon, or demand payment under, the bank guarantee to the extent requested by the Purchaser in its notice, and provide the Purchaser with the relevant amount claimed;

(iv)	the Vendor may not otherwise waive, call upon or demand payment under the bank guarantee; and

(v)	the Purchaser must indemnify the Vendor against any claim, liability, loss, damage, cost or expense arising directly from and incurred by the Vendor in relation to the calling upon, or demanding payment under, a bank guarantee under Special Condition 35.5(e)(iii).

(f)	If the Tenant has provided a Tenancy Security by way of a personal guarantee, then the following provisions will apply:

(i)	the Vendor is not required to, and is under no liability to the Purchaser, to procure a replacement personal guarantee in favour of the Purchaser; and

(ii)	on the Settlement Date, the Vendor must hand to the Purchaser a notice in the form signed by the Vendor (or the Vendor’s Solicitor on behalf of the Vendor) addressed to each guarantor under each personal guarantee advising them of the change in ownership of the Property, and notifying the guarantor of the assignment to the Purchaser of the Vendor’s rights under the personal guarantee.

(g)	The Purchaser may not make any Claim because:

(i)	of anything in respect of the Tenancy Securities, including if a Tenancy Security is for an incorrect amount, unenforceable or does not comply with the requirements of the Lease;

(ii)	the Vendor has not received any Tenancy Security required under the Lease; or

(iii)	the Vendor is unable to procure a replacement bank guarantee from a Tenant before the Settlement Date.

16.8	Powers of Vendor

Up to and including the Settlement Date, the Vendor (acting reasonably) may:

(a)	lawfully enforce the Lease (but the Vendor is not obliged to do so);

(b)	deal with a Tenant as the Vendor reasonably thinks fit in accordance with the Lease;

(c)	do anything which the Vendor is obliged to do in respect of the Lease (including renewing the Lease);

(d)	lawfully exercise or enforce the Vendor’s right of termination or re-entry under the Lease;

(e)	agree to waive any of the Tenant’s obligations under the Lease;

(f)	agree or consent to an assignment, sub-tenancy or surrender of the Lease; or

(g)	agree to vary the Lease,

and the Purchaser may not make any Claim in respect of those matters.

16.9	Management of the Property

On and from the Day of Sale until the earlier of Settlement and the date that this Contract ends for any reason, the Vendor must:

(a)	obtain the Purchaser’s prior written consent (which is at the Purchaser’s absolute discretion) to:

(i)	negotiate or grant any lease, licence or other arrangement in connection with the use and occupation of the Property;

(ii)	take any step (including any application or action) in connection with any rezoning of the Property;

(iii)	make an application to an Authority for any permit or consent or having dealings with any Authority, whether in relation to redevelopment of the Property or for any other reason; or

(iv)	undertake any works in relation to the Property (other than to permit the Development Works to occur under the Lease); and

(b)	use the Property with reasonable care and manage the Property in a prudent and lawful manner (having regard to the Lease);

(c)	not do anything which will result in the Contamination of the Property;

(d)	not mortgage or give any security over the Property;

(e)	promptly and no later than 2 Business Days after receipt provide the Purchaser with:

(i)	all notices, orders and material correspondence from any Authorities (including routine notices such as rates notices); and

(ii)	any other information not publicly available which the Vendor becomes aware of and that the Vendor, acting reasonably, believes would materially affect the Purchaser or the ownership or value of the Property or the future development of the Property; and

(f)	maintain with a reputable insurer public liability insurance for an amount not less than $20,000,000 per occurrence.

16.10	Non-Merger

This Special Condition 16 will not merge on the transfer of the Land, but will continue to have full force and effect.

17.	Confidentiality

17.1	Confidentiality

The parties acknowledge that the terms of this Contract and all information exchanged between the parties under this Contract or under negotiations preceding this Contract are confidential. A party must not (without the prior written approval of the other party, not to be unreasonably withheld or delayed) disclose such information to any person unless the disclosure is to:

(a)	the extent required by law or stock exchange rules (which includes the rules of the Australian Securities Exchange, the Singapore Stock Exchange, the Philippine Stock Exchange, the NASDAQ and/or the Bursa Malaysia Berhad); or

(b)	a party’s officers, employees, consultants, advisers, contractors, auditors or financiers as is necessary to enable the parties to perform their obligations under this Contract or to seek professional advice on the undertaking that those persons are made aware of the confidentiality obligations under this Special Condition 17;

(c)	if the information is, at the Day of Sale, lawfully in the possession of the recipient of the information through sources other than the party who supplied the information;

(d)	if strictly and necessarily required in connection with legal proceedings relating to this Contract;

(e)	if the information is generally and publicly available other than as a result of breach of confidence by the person receiving the information; or

(f)	in the case of a disclosure by the Purchaser, to:

(i)	any investor, related body corporate, affiliate, joint venture partner or capital partner of the Purchaser or the Tenant, provided the disclosure is on a confidential basis;

(ii)	any nominee or substitute or additional transferee;

(iii)	any relevant Authority; or

(iv)	to any relevant person if that disclosure is necessary in order for the Purchaser to exercise a right or comply with an obligation under this Contract.

17.2	Public Announcements

Without limiting the circumstances when a party may disclose information under Special Condition 17.1(a) to Special Condition 17.1(f) (each inclusive), a party must not make any public announcement, press statement or press release concerning this Contract (other than disclosure to the extent required by law or to be made a stock exchange rules, including rules of the Australian Securities Exchange, the Singapore Stock Exchange, the Philippine Stock Exchange, the NASDAQ and/or the Bursa Malaysia Berhad)) without first providing the other party an opportunity to comment on the proposed public announcement, press statement or press release.

18.	Not used

19.	Capacity

(a)	The Purchaser warrants to the Vendor as at the Day of Sale and as at Settlement that:

(i)	the Purchaser has full legal capacity and power to enter into, exercise its rights and observe its obligations under this Contract;

(ii)	the Purchaser has in full force and effect the authorisations necessary to enter into this Contract, exercise its rights and observe its obligations under this Contract and to allow this Contract to be enforced;

(iii)	the Purchaser’s obligations under this Contract are valid and binding and are enforceable against it in accordance with their terms; and

(iv)	this Contract does not contravene the Purchaser’s constituent documents (where the Purchaser is incorporated) or any of its obligations or undertakings by which it or any of its assets are bound.

(b)	The Vendor warrants to the Purchaser as at the Day of Sale and as at Settlement that:

(i)	the Vendor has full legal capacity and power to enter into, exercise its rights and observe its obligations under this Contract;

(ii)	the Vendor has in full force and effect the authorisations necessary to enter into this Contract, exercise its rights and observe its obligations under this Contract and to allow this Contract to be enforced;

(iii)	the Vendor’s obligations under this Contract are valid and binding and are enforceable against it in accordance with their terms; and

(iv)	this Contract does not contravene the Vendor’s constituent documents (where the Vendor is incorporated) or any of its obligations or undertakings by which it or any of its assets are bound.

20.	Costs of Default

20.1	Interest on Default

(a)	If the Purchaser does not complete this Contract by the date that Settlement is due or the Purchaser defaults in payment of any amount due under this Contract then (without prejudice to any other rights, powers or remedies of the Vendor) the Purchaser must pay interest to the Vendor on the Settlement Date or earlier on demand:

(i)	calculated daily at a rate of 2% higher than the rate for the time being fixed under the Penalty Interest Rates Act 1983 (Vic); and

(ii)	on the amount overdue for the period of the default.

(b)	The Purchaser may not require the Vendor to settle this Contract unless interest payable under this Contract is paid to the Vendor.

(c)	This Special Condition 20 is an essential term of this Contract.

20.2	Payments on Default

If the Vendor gives to the Purchaser a notice of default under this Contract, the default will not be remedied until the last to occur of the following:

(a)	remedy by the Purchaser of the default, or if the default is incapable of remedy, compensation paid to the Vendor to the Vendor’s satisfaction; and

(b)	payment by the Purchaser to the Vendor of all expenses incurred by the Vendor as a result of the default including:

(i)	legal costs and disbursements (calculated on a solicitor and client basis) incurred in drawing and giving the notice and any advice;

(ii)	all additional costs incurred by the Vendor including bridging finance, relocation costs, interest, discount on bills and borrowing expenses; and

(iii)	the payment of interest in accordance with this Contract.

21.	Insolvency

21.1	Insolvency Event

If an Insolvency Event occurs in relation to either party before the Settlement Date, the other party may at any time after the Insolvency Events occurs terminate this Contract by written notice to the party the subject of the Insolvency Event.

21.2	Consequences of Termination

If a party terminates this Contract under Special Condition 21.1, in addition to any other damages or amounts which that party is entitled to claim from the other party, then:

(a)	if the terminating party is the Vendor, the Vendor will be entitled to be paid the Deposit, the Instalment, and any Deposit Interest in the Vendor’s own right; and

(b)	if the terminating party is the Purchaser, the Deposit, the Instalment and any Deposit Interest must be paid to the Purchaser no later than 5 Business Days after the date of termination; and

(c)	neither party will have any further Claim against the other under this Contract, except in respect of any antecedent breach.

22.	Stamp Duty

22.1	Stamp Duty

The Purchaser must pay all stamp duty (including penalties and fines) payable in connection with this Contract and must indemnify the Vendor against any liability arising from any failure, delay or omission to make payment of that stamp duty or make proper disclosure to the State Revenue Office in respect of the assessment of the stamp duty.

22.2	Not used

22.3	Non Merger

This Special Condition 22 will not merge on the transfer of the Land but will continue to have full force and effect.

23.	Entire Contract

23.1	Acknowledgment

The Purchaser acknowledges that (except as is provided in this Contract or the Vendor’s Statement):

(a)	the Purchaser has not relied on any information, representation or warranty (express or implied) provided or made by or on behalf of the Vendor, the Vendor’s Estate Agent or the Vendor’s Solicitor, including in relation to:

(i)	any present use of the Property or any use to which the Property may be put or the fitness of the Property for any lawful purpose;

(ii)	compliance with any Laws affecting the Property or the compliance of any improvements on the Property with any Building Laws;

(iii)	any development or subdivision which may be undertaken on or in relation the Property;

(iv)	the existence or non-existence of any Contamination of the Property;

(v)	the amenity or neighbourhood in which the Property is located; or

(vi)	any financial return or income that may be derived from the Property;

(b)	no information, representation or warranty (express or implied) provided or made by the Vendor, the Vendor’s Estate Agent or the Vendor’s Solicitor was provided or made with the intention or knowledge that it would be relied upon by the Purchaser and no information, representation or warranty has in fact been relied upon;

(c)	the Purchaser relies entirely upon the Purchaser’s own inspection of and searches and enquiries in connection with the Property, including in relation to those matters referred in Special Condition 23.1(a);

(d)	to the extent permitted by law, the Vendor is not liable to the Purchaser as a result of or in connection with any information, representation or warranty having been provided or made by or on behalf of the Vendor, the Vendor’s Estate Agent or the Vendor’s Solicitor; and

(e)	the Purchaser may not make any Claim by reason of any matter, thing or liability arising from:

(i)	any actual or alleged representation or warranty by any person;

(ii)	any actual or alleged agreement or understanding not embodied in this Contract; and

(iii)	any actual or alleged agreement with an owner of an adjoining property, in relation to anything concerning the Property.

23.2	Entire Agreement

This Contract contains the entire agreement between the parties and supersedes any other communications, negotiations, arrangements and agreements between the parties, whether oral or in writing, in connection with the subject matter of this Contract.

24.	Digital Duties Form and SRO Settlement Statement

24.1	Vendor’s obligations

The Vendor must:

(a)	complete, or procure the Vendor’s Solicitor to complete, those parts of the DDF which are to be completed by the Vendor in respect of the sale of the Property under this Contract (Vendor DDF);

(b)	send, or procure the Vendor’s Solicitor to send to the Purchaser’s Solicitor (or if none then the Purchaser), the completed Vendor DDF at least 40 Business Days prior to the Due Date; and

(c)	if the Purchaser has complied with Special Condition 24.2(a), sign or approve the DDF no later than 2 Business Days prior to the Due Date for Settlement, unless there is manifest error in which case the Vendor must notify the Purchaser of the error and request the Purchaser to amend it.

24.2	Purchaser’s obligations

The Purchaser must:

(a)	complete, or procure the Purchaser’s Solicitor to complete, those parts of the DDF which are to be completed by the Purchaser at least 20 Business Days prior to the Due Date; and

(b)	sign or approve the DDF at least 10 Business Days prior to the Due Date, unless there is manifest error in which case the Purchaser must promptly notify the Vendor of the error and request the Vendor to amend it.

24.3	No Objection

Either party may not Object if the other party reasonably request amendments to the DDF at any time prior to Settlement.

24.4	Settlement if an electronic conveyance

(a)	Special Condition 24.2 is a fundamental term of this Contract.

(b)	Each of the Vendor and the Purchaser acknowledges and agrees that unless and until each of the Vendor and the Purchaser has complied with Special Condition 24.2, Settlement will not be able to proceed.

24.5	General Condition 17.1

The Purchaser acknowledges and agrees that the DDF (other than the Vendor DDF) and the SRO Settlement Statement in respect of the sale of the Property under this Contract are not title documents for the purposes of General Condition 17.1(b)(i) (as that General Condition is amended by Special Condition 2.2(a)).

25.	General

25.1	Applicable Law

This Contract is governed by and construed in accordance with the laws of the State of Victoria and the Commonwealth of Australia.

25.2	Waiver

A right may only be waived in writing, signed by the party giving the waiver. A waiver by a party of any breach or a failure to enforce or to insist upon the observance of a provision of this Contract will not be a waiver of any other or of any subsequent breach.

25.3	Severance

If any part of this Contract is invalid, unenforceable, illegal, void or voidable for any reason, this Contract will be construed and be binding on the parties as if the invalid, unenforceable, illegal, void or voidable part had been deleted from this Contract, or read down to the extent necessary to overcome the difficulty.

25.4	Co-operation

Each party must do anything (including execute any document) to give effect to this Contract and to the transactions contemplated by it, and must ensure that its employees and agents do anything (including execute any document) that the other party may reasonably require to give full effect to this Contract.

25.5	Continuing Obligations

The provisions of this Contract capable of having effect after the Settlement Date do not merge on transfer of the Land and continue to have full force and effect irrespective of whether this Contract expressly provides that this is the case.

25.6	Indemnities

If a party is required to indemnify another party under this Contract, that party must pay on demand the amount the other party is liable to pay by the time the other party is required to make payment.

25.7	Amendment

This Contract can only be amended, supplemented or replaced by another document signed by the parties.

25.8	Notices

(a)	Any notice, consent, approval, request or demand in connection with or required to be given under this Contract must be served by a party on the other party or the other party’s solicitor by:

(i)	being delivered or mailed by pre-paid post to the other party’s or their solicitors address; or

(ii)	sent by email to the email address of the other party or their solicitor,

as specified in this Contract or last notified to the sender, (and, if any such notice, consent, approval, request or demand is sent to a party, a copy must also be emailed to that party’s solicitor at the same time).

(b)	A notice may be signed by a party or a party’s officer, legal representative or attorney.

(c)	A notice or document will be deemed to have been served on a party:

(i)	if delivered, on the date of delivery;

(ii)	if sent by pre-paid post, 2 Business Days after posting (if posted within Australia to an address in Australia) or 7 Business Days after posting (if posted to or from a place outside Australia); and

(iii)	sent by email:

(A)	when the sender receives an automated message confirming delivery; or

(B)	8 hours after the time sent, as recorded on the device from which the sender sent the email, unless the sender receives an automated message that delivery failed,

(C)	whichever happens first,

(d)	If a notice or document is delivered or received by email on a day that is not a Business Day or after 5.00 pm on a Business Day, the notice will be deemed to have been delivered or received at 9.00 am on the next Business Day.

25.9	Counterparts

This Contract may be signed in any number of counterparts and all such counterparts taken together will be deemed to constitute one and the same document.

25.10	Attorneys and Authorised Representatives

(a)	Each person who executes this Contract on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

(b)	Each person who executes this Contract on behalf of a party as that party’s authorised representative or agent declares that he or she has authority to do so.

26.	Goods and Services Tax (GST)

26.1	Preliminary

For the purpose of this Special Condition 26:

(a)	words or expressions used in this clause that are defined in A New Tax System (Goods and Services Tax) Act 1999 (Cth) (‘GST Act’) have the same meaning given to them in that Act;

(b)	Enterprise means the Vendor’s enterprise of leasing; and

(c)	GST means GST as defined in the GST Act or any replacement or other relevant legislation and regulation and includes any interest or penalties charged in relation to the GST.

26.2	Supply of going concern

(a)	The parties agree that the sale of the Property under this Contract is the supply of a going concern for the purposes of subdivision 38-J of the GST Act and that that supply is ‘GST free’ for the purposes of the GST Act.

(b)	The Vendor warrants to the Purchaser that it will carry on the Enterprise until the earlier of the Settlement Date and the date this Contract ends for any reason.

(c)	The Purchaser warrants that it, or any nominated transferee as contemplated by Special Condition 10.1, will be registered or required to be registered for GST under Part 2.5 of the GST Act as at Settlement.

26.3	Taxable supply

Notwithstanding anything else contained in this Contract, if it is ascertained or determined (by the Australian Taxation Office or otherwise) that any supply under this Contract is a taxable supply, the following provisions apply:

(a)	the Price specified in this Contract excludes GST (GST Exclusive Purchase Price);

(b)	the consideration payable will be increased by an amount equal to the GST;

(c)	the GST shall be the GST payable on the supply calculated in accordance with the GST Act and on the GST Exclusive Purchase Price in relation to the supply;

(d)	the GST shall be added to the consideration payable under the other provisions of this Contract so as to form an additional part of the consideration for the supply, except that the GST is not required to be paid by the recipient until the supplier has given a valid tax invoice to the recipient. The GST Exclusive Purchase Price shall be deemed to be increased by an amount equal to the GST;

(e)	each party agrees to do all things, including providing valid tax invoices and other documentation that may be necessary or desirable to enable or assist the other party to claim any input tax credit, adjustment or refund in relation to any amount of GST paid or payable in respect of any supply made under or in connection with this Contract.

26.4	Margin scheme

For the purposes of section 75-5 of the GST Act, the parties agree that, to the extent permitted by law, the margin scheme applies in working out the amount of GST payable on any taxable supply (if any) of the Property under this Contract.

26.5	Reimbursement of expenses

If a third party makes a taxable supply and this Contract requires a party to this Contract (the payer) to pay for, reimburse or contribute to (pay) any expense or liability incurred by the other party to that third party for that taxable supply, the amount the payer must pay will be the amount of the expense or liability plus the amount of any GST payable in respect thereof but reduced by the amount of any input tax credit to which the other party is entitled in respect of the expense or liability.

26.6	Variation of GST

If the GST payable in relation to a supply made under or in connection with this Contract varies from the additional amount paid by the recipient under Special Condition 26.3, then, unless the consideration for that supply is expressly stated to be inclusive of GST, the Payee will provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from, the recipient. Any payment, credit or refund under this Special Condition 26.6 is deemed to be a payment, credit or refund of the additional amount payable under Special Condition 26.3. Where there is an adjustment event, the supplier must issue an adjustment note to the recipient as soon as the supplier becomes aware of the adjustment event.

26.7	No merger

This Special Condition 26 survives termination (for whatever reason) of this contract.

27.	CGT Withholding Tax

27.1	Definitions and interpretation

In this Special Condition 27:

(a)	words defined or used in Subdivision 14-D of Schedule 1 in the Act have the same meaning in this Special Condition 27 unless the context otherwise requires;

(b)	a reference to a section of the Act is a reference to a section of Schedule 1 in the Act unless otherwise expressed;

(c)	Act means the Taxation Administration Act 1953 (Cth);

(d)	Clearance Certificate means a certificate issued by the Commissioner of Taxation in accordance with section 14-220 of the Act;

(e)	Commissioner means the Commissioner of Taxation; and

(f)	Withholding Amount means the amount payable to the Commissioner in accordance with section 14-200 of the Act or an amount varied under section 14-235 of the Act.

27.2	Application

This Special Condition 27 only applies if:

(a)	the Day of Sale is on or after 1 July 2016; and

(b)	the Purchaser is required to pay the Commissioner a Withholding Amount because of the application of section 14-200(1) of the Act.

27.3	Vendor’s status

The Vendor is a foreign resident for the purposes of this Special Condition 27 unless the Vendor gives the Purchaser one or more Clearance Certificates before Settlement provided that the specified periods in the Clearance Certificates must collectively include the Day of Sale through to the date of Settlement (it being acknowledged by the Purchaser that each Clearance Certificate will only be for a period of up to 12 months and that the Vendor will need to apply for multiple Clearance Certificates for the purposes of this Special Condition).

27.4	Vendor’s obligation

The Vendor must provide the Purchaser with the following items:

(a)	all necessary information that the Purchaser requires in order to comply with the Purchaser’s obligation to pay the Withholding Amount under section 14-200 of the Act. This information must be provided to the Purchaser within 5 Business Days after receiving a request from the Purchaser and in any event no later than 5 Business Days before Settlement. For this purpose, the Vendor warrants that the information the Vendor provides is true and correct; and

(b)	any Clearance Certificates or document evidencing a variation of the Withholding Amount in accordance with section 14-235(2) of the Act before Settlement.

27.5	Withholding amount

(a)	If the Vendor fails to provide to the Purchaser before Settlement one or more Clearance Certificates which comply with Special Condition 27.3, the Purchaser is irrevocably authorised to deduct the Withholding Amount from that part of the Balance payable at Settlement.

(b)	If that part of the Balance payable at Settlement is less than the Withholding Amount, the Vendor must pay the difference to the Purchaser at Settlement.

(c)	If the Purchaser withholds and pays to the Commissioner a Withholding Amount from the Price, the Purchaser is not required to pay an additional amount representing the Withholding Amount to the Vendor.

(d)	If the Vendor provides to the Purchaser before Settlement multiple Clearance Certificates and the periods covered by those Clearance Certificates collectively include the Day of Sale through to the date of Settlement, the Purchaser acknowledges and agrees that the Purchaser will not deduct any Withholding Amount from any part of the Price.

27.6	Purchaser’s obligations

(a)	The Purchaser must:

(i)	engage a Representative to conduct all the legal aspects of Settlement, including the performance of the Purchaser’s obligations in this Special Condition 27;

(ii)	accept the Clearance Certificate(s) or document evidencing a variation of the Withholding Amount in accordance with section 14-235(2) of the Act before Settlement that has been provided by the Vendor;

(iii)	as soon as reasonably practicable after Settlement, procure its Representative to:

(A)	pay, or ensure payment of, the Withholding Amount to the Commissioner (if required) in the manner required by the Commissioner and from the moneys under the control or direction of the Representative in accordance with this Special Condition 27; and

(B)	promptly provide the Vendor with proof of payment if such payment has been made; and

despite:

(C)	any contrary instructions, other than from both the Purchaser and the Vendor in writing; and

(D)	any other provision in this Contract to the contrary.

27.7	Penalties

The Purchaser is responsible for any penalties or interest payable to the Commissioner arising from the late payment of the Withholding Amount except to the extent caused by any breach by the Vendor or if the Vendor fails to pay the Purchaser the amount of any difference as required under Special Condition 27.5.

28.	GST Withholding Tax

28.1	Interpretation

In this Special Condition 28, words or expressions that are defined or used in the Withholding Law have the same meaning given to them in the Withholding Law, unless the context suggests otherwise.

28.2	Vendor’s Notice

If the Property qualifies as residential premises or potential residential land (and the exceptions in section 14-255(2) of the Withholding Law do not apply), the Vendor will, before the due date for Settlement, provide a written notice to the Purchaser stating:

(a)	whether the Purchaser will be required to make a payment under section 14-250 of the Withholding Law in relation to the supply of the Property; and

(b)	if the Purchaser is required to make a payment referred to in Special Condition 28.2(a):

(i)	the name and ABN of the Vendor;

(ii)	the GST Withholding Amount;

(iii)	when the GST Withholding Amount is required to be paid;

(iv)	where some or all of the consideration for the supply of the Property is not expressed as an amount of money - the GST inclusive market value of the non-monetary consideration; and

(v)	any other information required by law.

28.3	Withholding

(a)	This Special Condition 28.3 applies if the Purchaser is required to pay a GST Withholding Amount on the taxable supply of the Property under this Contract.

(b)	Except if Special Condition 28.3(c) applies, the Vendor irrevocably directs the Purchaser to draw a bank cheque for the GST Withholding Amount in favour of the Commissioner (GST Cheque) and:

(i)	the Purchaser must provide the GST Cheque to the Vendor on or before the date of Settlement; and

(ii)	on the date of Settlement, or within such further period as may be allowed by the Commissioner, the Vendor must give the GST Cheque to the Commissioner.

(c)	If Settlement is to be conducted through the system operated by Property Exchange Australia Ltd for settlement of conveyancing transactions, the Vendor and the Purchaser will be taken to have complied with Special Condition 28.2(b) if the electronic settlement schedule within the electronic workspace used for Settlement specifies payment of the GST Withholding Amount to the bank account nominated by the Commissioner.

28.4	No Effect on Other Terms

Except as expressly set out in this Special Condition 28, the rights and obligations of the parties under this Contract are unaffected, including (without limitation) any agreement to apply the margin scheme on the supply of the Property.

28.5	Other Information

If the Property qualifies as potential residential land and:

(a)	the Purchaser is registered (within the meaning of the GST Act); and

(b)	the Purchaser acquires the Property for a creditable purpose,

then the Purchaser must give written evidence to the Vendor of these matters, no later than 10 Business Days before the Due Date for Settlement.

29.	Limitation of liability

29.1	Definitions

For the purposes of this Special Condition 29:

(a)	Assets includes the assets, property and rights real and personal of any nature whatsoever of the Trust;

(b)	Constitution means the constitution of the Trust;

(c)	Obligations means all obligations and liabilities of whatsoever kind, undertaken or incurred by, or devolving upon, the Trustee under or in respect of this document or any deed, agreement or other instrument collateral to this document or given or entered into pursuant to this document, whether express or implied by statute or other legal requirements or arising otherwise howsoever;

(d)	Trust means any trust which the Trustee is entering into this document on behalf of; and

(e)	Trustee means the trustee of the Trust or any replacement trustee of the Trust from time to time.

29.2	Application

This Special Condition 29 applies if the Vendor has entered into this Contract as the trustee of the Trust.

29.3	Vendor’s Limitation of Liability

(a)	The Purchaser agrees and acknowledges that the Trustee enters into this Contract and incurs the Obligations as the trustee of the Trust and in no other capacity.

(b)	Subject to the provisions of Special Condition 29.3(g), the Trustee will not be liable to pay or satisfy any Obligations except to the extent to which it is entitled to be indemnified out of the Assets.

(c)	The Purchaser may enforce its rights against the Trustee arising from any non-performance of the Obligations only to the extent of the Trustee’s indemnity as provided in Special Condition 29.3(b).

(d)	Subject to the provisions of Special Condition 29.3(g), if the Purchaser does not recover all money owing to it arising from the non-performance of the Obligations it may not seek to recover the shortfall by:

(i)	bringing proceedings against the Trustee in its personal capacity; or

(ii)	applying to have the Trustee wound up or proving in the winding up of the Trustee,

(e)	except out of the Assets of the Trust.

(f)	Subject to the provisions of Special Condition 29.3(g), the Purchaser waives its rights and releases the Trustee from any personal liability whatsoever, in respect of any loss or damage:

(i)	which it may suffer as a result of any:

(A)	breach by the Trustee of any of the Obligations; or

(B)	non-performance by the Trustee of the Obligations; and

(ii)	which cannot be paid or satisfied from the indemnity set out in Special Condition 29.3(b) in respect of any liability incurred by it.

(g)	Despite any other provision of this Special Condition 29, the Trustee will be personally liable to the extent, if any, to which its right of indemnity out of the Assets is reduced as a result of the negligence, fraud, breach of duty or breach of trust.

(h)	No attorney, agent or other person appointed in accordance with this document has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of such a person will be considered fraud, negligence or breach of duty of the Trustee for the purposes of clause 29.3(g).

29.4	Trustee representations, warranties and undertakings

The Vendor represents, warrants and covenants to the Purchaser that:

(a)	the Vendor is the only trustee of the Trust and no action has been taken or to the best of its knowledge, is proposed to remove it as trustee of the Trust;

(b)	the Vendor is complying in all material respects with the terms of the Trust;

(c)	the Vendor has the power and authority under the terms of the trust deed creating the Trust to enter into and perform this Contract;

(d)	the entry into and performance of this Contract is for the benefit of the beneficiaries of the Trust;

(e)	it has a right to be fully indemnified out of the Assets of the Trust in respect of all of its Obligations and liabilities incurred by it under this Contract;

(f)	pending Settlement, the Vendor will not:

(i)	resign as trustee of the Trust or willingly permit any substitute or additional trustee to be appointed;

(ii)	do anything which effects or facilitates the termination of the Trust;

(iii)	willingly do anything which effects or facilitates the variation of the terms of the Trust;

(iv)	vest or distribute or advance any property or Assets of the Trust to any beneficiary or sell any of the property or Assets of the Trust except in the ordinary course; or

(v)	willingly do anything which effects or facilitates the resettlement of the Trust funds.

30.	Planning Permit and Due Diligence Materials

(a)	The parties acknowledge and agree that the Property is being sold with the benefit of Planning Permit No. TP-2017-959 as extended by way of the letters issued by City of Melbourne dated 10 September 2021 and 10 April 2024 (Planning Permit).

(b)	The parties acknowledge and agree that:

(i)	the Due Diligence Materials contain without limitation:

(A)	drawings, plans and specifications; and

(B)	assessments, studies, management plans and reports,

undertaken and prepared by various consultants (Consultant Materials);

(ii)	on and from the Day of Sale until the earlier of Settlement and the date this Contract ends for any reason, the Vendor permits, authorises and licences the use of the Due Diligence Materials by the Purchaser, the Tenant and their respective related bodies corporate, affiliates, joint venture partners, capital partners, employees, officers and agents; and

(iii)	from the Settlement Date:

(A)	if assignment is not prohibited, the Vendor assigns to the Purchaser all of the Vendor’s right, title and interest in the Due Diligence Materials; and

(B)	if assignment is prohibited or any consent or agreement from any consultant is required:

(1)	the Vendor must hold its rights to the Due Diligence Materials in favour of the Purchaser; and

(2)	for the 6 month period on and from Settlement, the Vendor must do whatever the Purchaser reasonably requires at the Purchaser’s expenses to enable the Purchaser to enjoy the benefit of those rights (including to obtain any consent or agreement of any relevant consultant to the assignment rights to the Purchaser, or reliance by the Purchaser on, any Due Diligence Materials prepared by any relevant consultant);

(3)	the Purchaser will pay the Vendor’s reasonable costs in complying with Special Condition 30(b)(iii)(B);

(iv)	neither the Vendor nor any of the Vendor’s representatives warrant:

(A)	the accuracy, reliability or completeness of the Consultant Materials;

(B)	the success of being able to procure the matters in Special Conditions 30(b)(ii) and 30(b)(iii) from any consultants and, at all times, this will be done by the Vendor on a best endeavour basis; and

(C)	that any consultant who prepared the Consultant Materials will agree to assignment of the Consultant Materials by the Vendor to the Purchaser, or reliance by the Purchaser on any Consultant Materials.

31.	Not used

32.	No charge or encumbrance and Purchaser dealings

(a)	Without limiting Special Condition 32(b), both the Purchaser and the Vendor agree and undertake that:

(i)	subject to Special Condition 32(a)(ii), each of them will not charge, encumber or otherwise grant (whether registered or unregistered) any mortgage, lien or other security interest over or in respect of the Property or Land between the Day of Sale and up to Settlement; and

(ii)	should the Purchaser seek financing prior to Settlement that requires the Purchaser’s financier to take or be granted any security interest over this Contract, the Purchaser may do so but must procure either an irrevocable guarantee and/or undertaking from DoubleDragon Corporation (SEC Registration No. CS200930354) in favour of the Vendor as security for the Purchaser’s obligations under this Contract or an undertaking from the Purchaser’s financier provided the financier is reputable, and in all circumstances the payment obligations must not extend beyond 7 Business Days.

(b)	The Vendor acknowledges and agrees that on and from the Day of Sale until the earlier of Settlement and the date this Contract ends for any reason:

(i)	the Purchaser (as vendor) may enter into contracts of sale with third parties (as purchasers) to sell any interest in the Property on such terms as the Purchaser determines at its discretion (which contracts of sale may be “off-the-plan” contracts of sale entered into prior to registration of a plan of subdivision), provided that:

(A)	such contracts must automatically terminate if this Contract is terminated prior to Settlement;

(B)	settlement of such sales must be strictly subject to and conditional on Settlement occurring under this Contract; and

(C)	in the period prior to Settlement, the third parties must be prohibited from lodging a caveat on the title to the Property or any encumbrances or security affecting the Property; and

(ii)	the Purchaser may without the Vendor’s consent undertake any activities in connection with the Purchaser’s proposed use and development of the Property, including:

(A)	undertaking any marketing and pre-sale activities for the contracts of sale referred to in Special Condition 32(b)(i);

(B)	undertaking activities in connection with:

(1)	preparing;

(2)	lodging; and

(3)	procuring certification of, a statement of compliance for, or registration of, a plan of subdivision in respect of the Property; and

(C)	applying for and obtaining any relevant approval from any relevant Authority.

(c)	Subject to Special Condition 35, the Purchaser unconditionally and irrevocably indemnifies and holds harmless the Vendor, and must keep the Vendor indemnified and held harmless, in respect of any:

(i)	claim made against the Vendor (including any cost, reputational damage, loss or liability suffered or incurred by the Vendor as a result of any such claim) by any third party who enters into any contract of sale with the Purchaser referred to Special Condition 32(b)(i); or

(ii)	cost, penalty or expense that may be suffered or incurred by the Vendor to the extent arising due to the Lessee’s breach of Special Condition 32(b)(ii)(B).

33.	Vendor Warranties and Purchaser Rights

(a)	The Vendor represents and warrants to the Purchaser that despite any other Special Condition in this Contract, each of the Vendor Warranties in Annexure E is correct as at the date specified for that Vendor Warranty in Annexure E.

(b)	Any statement made or warranty given by the Vendor in this Contract on the basis of its knowledge, information, belief or awareness, is made or given on the basis that the Vendor has, in order to establish that the statement or warranty is accurate and not misleading or deceptive in any material respect (including by omission), made reasonable enquiries of the officers, managers and employees of the Vendor, any related entities, its solicitors and the manager for the Property, who could reasonably be expected to have information relevant to matters to which the statement or warranty relates.

(c)	The Vendor acknowledges that the Purchaser has relied upon the Vendor Warranties in entering into this Contract on the terms of this contract and in performing its obligations under and in accordance with this Contract.

(d)	Despite anything in this Contract or in the Lease, the parties acknowledge and agree that:

(i)	nothing in this Contract limits the Purchaser’s rights (including to make any Claim or Objection):

(A)	in respect of any breach by the Vendor of any Vendor Warranty or obligation of the Vendor or of any negligence, misconduct or fraud of the Vendor, or any breach of the Vendor’s obligation in respect to title delivery at Settlement; or

(B)	arising under the Sale of Land Act or otherwise at Law; and

(ii)	any claim by the Purchaser for a breach of a Vendor Warranty can only be made prior to the date that is 3 months after Settlement; and

(iii)	this Special Condition 33(d) prevails to the extent of any inconsistency with any other provision in this Contract or the Lease.

34.	Payment of Balance

34.1	Timing of payment

The Purchaser must pay the Balance as follows:

(a)	$6,000,000 on or before the date which is 12 months after the Deposit Payment Date (Instalment); and

(b)	$21,000,000 at Settlement.

34.2	Treatment of Instalment

(a)	Without limiting any obligation of the Vendor to repay the Instalment, the Instalment will be immediately released to the Vendor upon payment by the Purchaser.

(b)	If this Contract is terminated due to the Purchaser’s default, the Instalment is forfeited by the Purchaser to the Vendor and will become the Vendor’s absolute property.

(c)	The Purchaser irrevocably and unconditionally acknowledges and agrees that:

(i)	if this Contract is terminated due to the Purchaser’s default, Special Condition 34.2(b) is reasonable in the circumstances as the Instalment represents a genuine pre-estimate of loss arising from the Purchaser’s default noting that at that juncture, the Vendor will have suffered the following loss:

(A)	legal and other associated costs of entering into this Contract;

(B)	legal and other associated costs of entering into the Lease;

(C)	loss of value of the Property between when this Contract is signed and when it is terminated;

(D)	loss of value of the Property as a result of any works undertaken by the Tenant under the Lease;

(E)	loss of opportunity to the Vendor from enhancing and monetising the value of the Property (not limited to developing the Property by the Vendor itself and/or selling part or the entire Property) by entering into this Contract;

(F)	time value of money to Settlement; and

(ii)	it must not Object in respect of the Instalment being forfeited if this Contract is terminated due to the Purchaser’s default.

(d)	If this Contract is terminated due to the Vendor’s default, the Instalment must be refunded to the Purchaser no later than 5 Business Days after the date this Contract is terminated.

35.	No double recovery

Despite anything in this Contract or the Lease, the parties agree that:

(h)	the Purchaser is not liable to the Vendor for any claim to the extent that the Vendor recovers from the Tenant (or guarantor of the Tenant under the Lease) in respect of the cost, loss or damage suffered by the Lessor arising out of that claim, whether by way of contract, indemnity or otherwise; and

(i)	the Vendor will not be entitled to recover from the Purchaser, the Tenant (or guarantor of the Tenant under Lease) (whether by way of damages, payment, reimbursement, restitution, indemnity or otherwise) more than once for the same claim, cost, liability or loss of the Vendor.

Annexure A Vendor’s Statement

Annexure B Not Used

Annexure C Going Concern Deed

Going Concern Deed

Date:
Day of Sale:
Vendor:	TP International Pty Ltd ACN 612 712 384 as trustee for the TP Hotel (Flinders) Trust ABN 76 924 192 249
Named Purchaser:
Nominated Purchaser: (“the Nominee”)
Property:	539-545 Flinders Lane, Melbourne, Victoria, 3000

RECITALS

A.	By a Contract of Sale of Real Estate dated the Day of Sale (Contract), the Vendor agreed to sell, and the Named Purchaser agreed to purchase, the Property on the terms more particularly specified in the Contract.

B.	Under the Contract, the Vendor and the Purchaser agreed that the sale of the Property constituted the supply of a going concern for the purposes of subdivision 38-J of the GST Act (Going Concern Exemption).

C.	In accordance with the Contract, the Named Purchaser nominated the Nominee as the substitute or additional transferee of the Property by way of notice to the Vendor on #[insert]#.

D.	The Vendor and the Nominee wish to formally document their agreement for the Property to be sold by the Vendor to the Nominee subject to the Going Concern Exemption on the terms of this deed.

E.	This deed is supplementary to the Contract.

INTERPRETATION

For the purposes of this deed:

(a)	words or expressions used in this deed that are capitalised have the same meaning given to them in the Contract except as otherwise provided in this deed;

(b)	words or expressions used in this deed that are defined in the GST Act have the same meaning given to them in that Act;

(c)	the recitals form part of this deed;

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth);

Enterprise means the Vendor’s enterprise of leasing the Property; and

GST means GST as defined in the GST Act or any replacement or other relevant legislation and regulation and includes any fines, interest or penalties charged in relation to the GST.

OPERATIVE PARTS

1.	The Vendor and the Nominee agree that the sale of the Property under the Contract is the supply of a going concern for the purposes of subdivision 38-J of the GST Act and that that supply is ‘GST free’ for the purposes of the GST Act.

2.	The Vendor will supply to the Nominee all of the things that are necessary for the continued operation of the Enterprise (including the Lease) up to and including Settlement.

3.	The Vendor and the Nominee each warrants that:

(a)	it is registered or required to be registered for GST under Part 2.5 of the GST Act; and

(b)	will continue to be so at all relevant times up to and including the Settlement Date.

4.	The Nominee agrees to be bound by, and to comply with the Purchaser’s obligations under, the Contract, on and from the date of this deed.

5.	The Vendor warrants to the Nominee that the Vendor will carry on the Enterprise until the earlier of the Settlement Date and the date that the Contract ends for any reason.

6.	The Nominee agrees to pay the Vendor’s reasonable legal costs and expenses for the preparation, negotiation and execution of this deed in the sum of $350 plus GST upon receipt of a tax invoice.

7.	The Landlord and Tenant agree that a party may electronically sign an electronic copy of this deed and by doing so will:

(a)	bind itself to this deed; and

(b)	satisfy any statutory or other requirements for this deed to be in writing and signed by that party.

8.	An electronic copy of this deed executed by all parties will constitute an executed original counterpart and if that document is printed with the parties’ electronic signatures appearing that print-out will also constitute an executed original counterpart.

9.	This deed may be signed by the parties in counterparts, and each counterpart taken together will constitute a single binding document.

EXECUTION

Executed as a deed.

Vendor:

Executed by TP International Pty Ltd (ACN 612 712 384) as trustee for the TP Hotel (Flinders) Trust (ABN 76 924 192 249) in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Nominee:

#[insert execution block]#

Annexure D Index of Due Diligence Materials and RFI Responses

540 Flinders St, Melbourne VIC 3000 ('Property') - Legal RFI List (18.12.2025)

#	RFI / Question	Priority (High / Medium / Low)	Date Submitted	RFI Response	Date of Response	Status
1	Please confirm whether there are any car parking spaces within the Property which attract the Congestion Levy and if so, to be provided with the Congestion Levy Assessment for 2025 and, if available, for 2026.	Medium	10/12/2025	None.	11/12/2025	Complete
2	Please provide a copy of the Vendor's State Revenue Office Notice of Assessment and confirm whether: (a) the Vendor is liable for any absentee owner land tax surcharge and vacant residential land tax in respect of the Property; and (b) if these do not apply, please provide the reasons for why it does not apply.	High	10/12/2025	Attached please find the 2025 Land Tax Assessement Notice and Valuation and Rate Notice 2025-2026. With respect to the absentee tax, please refer to page 3, where the amount shown as 'Proportional Tax minus Single Holding Tax' represents the absentee surcharge of $693,206.64. Please note that going forward all holding charges including the land tax/aos will need to be paid by Hotel101 and we have agreed from the start.	11/12/2025	Further RFI #14 and #15
3	Are there any agreements, easements, restrictive covenants or any other interests in the property other than those noted on the title to the Property? If so, please: (a) provide details and copies; and (b) provide details of any breach of the terms of any agreements, easement, restrictive covenant, or positive covenant (whether in relation to interests noted on the title to the Property or not).	Medium	10/12/2025	None other than the AGREEMENT Section 173 Planning and Environment Act 1987s173 as stated in the Collated Search uploaded on the shared drive.	11/12/2025	Complete
4	Are there any unregistered documents, or circumstances creating an interest in the property (whether to be registered before the transfer of title to the property or otherwise)? If so, please provide details and copies.	Medium	10/12/2025	None.	11/12/2025	Complete
5	Is the Vendor aware of any matter that may affect the use of the Property as serviced apartments? If so, please provide details.	Medium	10/12/2025	None.	11/12/2025	Complete
6	Is the Vendor aware of any resumption, acquisition or taking of any part of the Property or an estate or interest in any part of the Property by an authority or of any intention or proposal for any resumption, acquisition or taking by any authority? If so, please provide details and copies of relevant documents.	Medium	10/12/2025	None.	11/12/2025	Complete
7	Has any party claimed or attempted to claim a right, interest or title to any part of the Property (whether by adverse possession or any such claim)? If so, please provide details and copies of relevant documents.	High	10/12/2025	None.	11/12/2025	Complete
8	Is there any actual or pending judgement, order, decree, execution, claim, suit or proceeding against the Vendor which may affect the Property, the value of or income stream from it or the Vendor's ability to complete the contract or do any circumstances exist which may give rise to any of those matters? If so, please provide details and copies of relevant documents.	Medium	10/12/2025	None.	11/12/2025	Complete
9	Please confirm the copies of the policies of all insurances held by the Vendor for the Property are in the Data Room.	Medium	10/12/2025	Attached please find the Public & Products Liability Insurance	11/12/2025	Complete
10	Please confirm that: (a) the Vendor has provided the Purchaser with copies of all planning permits and other approvals for the Property in the Data Room; and (b) the Vendor is not in breach of any of the conditions of planning permits for the Property or, if not, please provide details.	Medium	10/12/2025	a) The planning approvals and all other relevant approvals for this transaction have been uploaded. b) We confirm that we have not breached any of the conditions.	11/12/2025	Complete
11	Please confirm that the Vendor has not received any notice in respect of the Property from a relevant authority and is not in breach of any building control by the Council or any other relevant authority.	Medium	10/12/2025	We have not received any such notices.	11/12/2025	Complete
12	Is the Vendor aware of: (a) any proposed development of any sort on neighbouring or nearby land; or (b) any potential environmental concerns such as known or suspected contamination (hazardous waste or asbestos containing materials) on the Property or on neighbouring or nearby land; or (c) any combustible cladding or other non-compliant building materials used on the Property? If so, please provide details	Medium	10/12/2025	We have no knowledge of this.	11/12/2025	Complete
13	Does any sewerage, drainage, gas, electricity, telephone or other utility service connection for the Property pass through an adjoining or neighbouring property: (a)without the benefit of any easement over the other property? (b)without the licence of the seller of the adjoining or neighbouring property? If so, please provide details and copies of relevant documents.	High	10/12/2025	None. Please refer to the searches and the s.32 that we provided last week for reference. This point will address all the other items in this sheet.	11/12/2025	Complete

540 Flinders St, Melbourne VIC 3000 ('Property') - Legal RFI List (18.12.2025)

#	RFI / Question	Priority (High / Medium / Low)	Date Submitted	RFI Response	Date of Response	Status
14	**(Further RFI to RFI #2)** Based on the 2025 Land Tax Assessment Notice issued to TPI International Pty Ltd as trustee for TP Hotel (Flinders) Trust (**Assessment Notice**), which is attached in M H Teh's email to E Shahriyar on 11 December 2025, the taxable value of the Property is $21,660,000 and, using the formula provided in https://www.sro.vic.gov.au/about-us/rates-and-statistics/current-rates/land-tax-current-rates#trust24 for the land tax trust surcharge rates with absentee owner surcharge (from 2024 land tax year) being $151,650 plus 6.65% of amount > $3,000,000, the tax payable for the Property should be **$1,392,540**. Please explain why there is a discrepancy with the tax payable of **$1,219,346.64** assessed in the Assessment Notice.	High	17/12/2025	As 80% of the unitholders are non-Australian, the absentee tax is applicable only to 80% of the total amount.	17/12/2025	Complete
15	**(Further RFI to RFI #2)** The State Revenue Office Property Clearance Certificate that we have obtained refers to land tax assessed to "ECM Libra Financial Group Berha" and "TP Real Estate Holdings Pte Ltd" for 2025. Please provide the State Revenue Office Assessment Notices for each of these entities.	High	17/12/2025	Please see the attached Notices.	17/12/2025	Complete
16	Please provide details of the bond or bank guarantee that have been paid or are required to be given to the City of Melbourne as part of the Existing Planning Permit. In particular, the Existing Planning Permit provides that a bank guarantee is required to be provided under the Tree Protection Plan. Please confirm whether this has been paid or whether the City of Melbourne has provided an estimate as to the required bank guarantee amount. Please also provide evidence of payment of any bond or a copy of any bank guarantee provided.	High	17/12/2025	No guarantee has been provided, as such guarantee is only required prior to the commencement of works, and no works have commenced.	17/12/2025	Complete
17	In addition to any bonds or bank guarantees referred to in RFI #16, please provide: (a) evidence of any bonds or bank guarantees that have been paid (including copies of the bond/bank guarantee); or (b) details of any bonds or bank guarantees that will need to be paid (including, amount that will need to be paid, form to be provided, payee of the amount and the purpose of the payment), under any document (eg. permit, consent, approval etc) disclosed in the Due Diligence Materials (as defined in the Contract of Sale).	High	17/12/2025	Please refer to our response in Item 16.	17/12/2025	Complete
18	Our searches disclose that the Property is listed on the Heritage Inventory due to its potential to contain historical archaeological remains associated with the early settlement and growth of Melbourne. Condition 4 of the Planning Permit No TP-2017-959 issued on 26 February 2019 requires the owner to obtain consent under section 124 of the Heritage Act 2017 (Vic) prior to the commencement of demolition and bulk excavation works. The Due Diligence Materials (as defined in the Contract of Sale) discloses a Building Permit No 1470/20190027/0 issued on 9 January 2019 for demolition (**Building Permit**). Did the Vendor obtain consent under section 124 of the Heritage Act 2017 (Vic) at the time of obtaining the Building Permit or has the Vendor taken steps to obtain such consent? If so, please provide copies of any relevant documentation.	High	17/12/2025	Consent under section 124 has not been obtained, as no demolition or bulk excavation works have commenced to date.	17/12/2025	Complete
19	As the Building Permit required the works under the Building Permit to commence by 9 January 2020 and to be completed by 9 January 2021 and we understand that those works have not been undertaken, has the Vendor obtained any extension for the Building Permit? If so, please provide any extension granted for the Building Permit.	High	17/12/2025	Please note that the extension was circulated on 12 August 2025 and uploaded to the shared drive on 24 November 2025.	17/12/2025	Refer to Further RFI #20
20	**(Further RFI to RFI #19)** The extension uploaded in the data room is an extension granted on 10 April 2024 in respect of the Planning Permit No TP-2017-959 (and not the Building Permit No 1470/20190027/0 for demolition issued on 9 January 2019). Will you please confirm the status of that Building Permit? If that Building Permit has been extended, please provide a copy of that extension by email as that extension has not been located in the data room.	High	18/12/2025	For your information, URBIS, the planner who previously acted for the Property, has been introduced to your client, and we understand that Hotel101 is in contact with URBIS. Any queries relating to the planning, development and/or any extension in relation to the Property should be directed to URBIS. In response to your query, the previous demolition permit has lapsed. Following the extension of the Planning Permit and prior to the commencement of any works, a new demolition permit will be required as part of the development process.	18/12/2025	Complete

Annexure E Vendor Warranties

To be read together with Special Condition 11.1(e):

No	Vendor Warranty	Date of Warranty
1	To the best of the knowledge and belief of the Vendor, the Vendor does not have any information or documents in its possession or control that are not in the Due Diligence Materials that would be material to a prudent purchaser of a property in the nature of the Property in making a decision to enter into a contract on the terms of this Contract.	The Day of Sale
2

To the best of the Vendor’s knowledge and belief, the written answers given by or on behalf of the Vendor to questions asked by or on behalf of the Purchaser as part of the Purchaser’s due diligence investigations and contained in Annexure D in relation to the Property before the Day of Sale are true, complete and not misleading.

The Day of Sale